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                                                  EXHIBIT 4.13
          INDENTURE dated as of May 30, 1996, among UNC INCORPORATED, a Delaware corporation (the "Company"), the corporations listed on Schedule I hereto (each a "Guarantor" and collectively the "Guarantors") and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 11% Senior Subordinated Notes Due
2006 (the "Securities"):

                           ARTICLE 1

          Definitions and Incorporation by Reference
          ------------------------------------------
     SECTION 1.01.  Definitions.
                    -----------
     "Adjusted Net Assets" of a Guarantor at any date means the lesser of: (x) the amount by which the fair value of the property of such Guarantor at such date exceeds the total amount of liabilities, including, without limitation, the probable amount of contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date) of such Guarantor at such date, but excluding liabilities under the Guarantee of such Guarantor, and (y) the amount by which the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

     "Affiliate" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person, (ii) any other person who is a director or officer
(A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause
(i) above or (iii) in connection with any proposed transaction of the Company or any Subsidiary, any person who, upon consummation of the transaction, would be an
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Affiliate.  For purposes of this definition, control of a
person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities, by agreement or otherwise; provided, however, that the beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Associate" of any specified person means any corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Business Day" means each day which is not a Legal
Holiday.

     "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

     "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United
States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
States of America is pledged in support thereof);
(ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a
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member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million; and (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc.

     "Change of Control" means the occurrence of any of the following events:

               (i) any person or group (within the meaning of Section 13(d)(3) of the Exchange Act), together with any Affiliates or Associates thereof, beneficially owning or acquiring in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, or otherwise purchasing or acquiring, greater than 40% of the total voting power entitled to vote in the election of directors of the Company;

               (ii)  the liquidation or dissolution of the
          Company; or

               (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3 percent of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Company" means the party named as such in the caption of this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Consolidated EBITDA" means, with respect to any
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person, for any period, the Consolidated Net Income of such person for such period plus (i) an amount equal to any net loss realized upon the sale or other disposition of any assets or property (other than inventory or assets or property in the ordinary course) (to the extent such loss was deducted in computing Consolidated Net Income), plus
(ii) any provision for taxes based on income or profits that was deducted in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) consolidated interest expense (including, without limitation, amounts allocated to discontinued operations, amortization of original issue discount and non-cash interest payments, all net payments and receipts in respect of interest rate agreements and the interest component of capital leases), plus
(iv) depreciation and amortization (including amortization of goodwill and other intangibles) included in the calculation of Consolidated Net Income, plus (v) any effect of accumulated post-retirement benefit obligation as a result of FAS 106, less (vi) Net Income from discontinued operations (to the extent included in Consolidated Net Income), and less (vii) any gain realized upon the sale, or other disposition of any assets or property (other than inventory or assets or property in the ordinary course) (to the extent such gain was included in computing Consolidated Net Income), in each case determined in accordance with generally accepted accounting principles on a consolidated basis.

     "Consolidated EBITDA Coverage Ratio" means, with respect to any person, for a given period, the ratio of
(i) Consolidated EBITDA to (ii) Consolidated Interest Expense plus the amount of all dividend payments on any series of Preferred Stock (except dividends paid or payable in shares of capital stock) that is subject to mandatory redemption, in each case, of such person and for such period; PROVIDED, HOWEVER, that if any such calculation requires the use of any quarter prior to the date of this Indenture, such calculation for such quarter prior to the date of the Indenture will be made on a pro forma basis giving effect to the sale of the Securities and the application of the net proceeds therefrom, as if such sale had occurred at the beginning of such quarter; and PROVIDED, FURTHER, HOWEVER, that such calculation shall give effect on a pro forma basis to (x) the incurrence of any Indebtedness
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in connection with the simultaneous acquisition of any
person, business, property or assets and in connection with any acquisitions consummated during such period, (y) the application of the net proceeds of such Indebtedness and
(z) the Consolidated EBITDA generated by such acquired person, business, property or asset, in each case on a pro forma basis giving effect to such incurrence, application of proceeds and Consolidated EBITDA as if such acquisition had occurred at the beginning of such four-quarter period. For purposes of the foregoing proviso, Consolidated EBITDA generated by an acquired person, business, property or asset shall be determined based on the actual Consolidated EBITDA generated by such person, business, property or asset during the immediately preceding four full fiscal quarters.

     "Consolidated Interest Expense", with respect to any person, means, for any period, the aggregate interest expense in respect of Indebtedness of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, including, without limitation, (a) all net payments and receipts in respect of interest rate agreements, (b) the interest portion of any deferred payment obligation, (c) the interest component of Capital Lease Obligations, (d) amortization of debt discount and debt issuance costs, (e) capitalized interest, (f) non-cash interest payments, (g) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (h) interest in connection with discontinued operations and (i) interest actually paid by the Company or any of its consolidated Subsidiaries under any guarantee of Indebtedness or other obligation of any other person.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that (i) the Net Income of any person which is not a Subsidiary or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Subsidiary (of which at least 80% of the capital stock having ordinary voting power for the election of directors or other
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governing body of such Subsidiary is owned by the referent
person directly or indirectly through one or more Subsidiaries), (ii) the Net Income of any person which is a Subsidiary (other than a Subsidiary of which at least 80% of the capital stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the lesser of (a) the amount of dividends or distributions paid to the referent person or a Subsidiary (of which at least 80% of the capital stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent person directly or indirectly through one or more Subsidiaries), or (b) the Net Income of such person, and
(iii) the Net Income of any person acquired in a pooling of interests transactions for any period prior to the date of such acquisition shall be excluded.

     "Consolidated Net Worth" of any person means the total of the amounts shown on the balance sheet of such person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding capital stock of such person plus (ii) paid-in capital or capital surplus relating to such capital stock plus (iii) any retained earnings or earned surplus less
(A) any accumulated deficit, (B) any amounts attributable to Redeemable Capital Stock and (C) any amounts attributable to Exchangeable Stock.

     "Convertible Subordinated Debentures" means the
Company's 7-1/2% Convertible Subordinated Debentures Due
2006 having an aggregate principal amount outstanding not to exceed $69,000,000.

     "Corporate Trust Office" of the Trustee shall be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company and the Guarantors.

     "Default" means any event which is, or after
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notice or passage of time or both would be, an Event of
Default.

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Designated Senior Debt" means the Revolving Credit Facility and any other Senior Debt of the Company and the Guarantors permitted under this Indenture, the principal amount of which is $20 million or more at the time of designation and is specifically designated by the Company or a Guarantor, as the case may be, in the instrument evidencing such Senior Debt and in a written instrument delivered to the Trustee.

     "Equity Interests" means capital stock, or other equity interests or warrants, options or other rights to acquire, or that are measured in relation to, capital stock or other equity interests (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

     "Exchange Act" means the Securities Exchange Act of
1934, as amended.

     "Exchangeable Stock" means any capital stock which is exchangeable or convertible into another security (other than capital stock of the Company which is neither
Exchangeable Stock nor Redeemable Capital Stock) prior to the first anniversary of the Stated Maturity of the Securities.

     "Exchange Securities" means the 11% Senior Subordinated
Notes Due 2006 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

     "Guarantee" means each of the guarantees of the Securities by the Guarantors.

     "Guarantor" means each of the entities set forth on
Schedule I hereto until a successor replaces it and, thereafter, means the successor, and each other person that becomes a Guarantor pursuant to the terms of this Indenture.

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     "Holder" or "Securityholder" means the person in whose
name a Security is registered on the Registrar's books.

     "Indebtedness" of any person means, without duplication,

               (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

               (ii)  all Capital Lease Obligations of such
          person;

               (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

               (iv)  all obligations of such person for the
          reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

               (v) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Redeemable Capital Stock (but excluding any accrued dividends);

               (vi) all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable,
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          directly or indirectly, as obligor, guarantor or
          otherwise, including by means of any agreement which has the economic effect of a guarantee; and

               (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     "Indebtedness Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Initial Purchasers" means CS First Boston Corporation and First Union Capital Markets Corp.

     "Initial Securities" means the 11% Senior Subordinated
Notes Due 2006 issued under this Indenture on or about the date hereof.

     "Investment" in any person means any loan or advance
(not including extension of trade credit in the ordinary course) to, any acquisition of capital stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person, whether direct or indirect.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes), other than a consignor or lessor under
Section 9-408 thereof, of any jurisdiction).

     "Net Income" of any person means the net income
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(loss) of such person, determined in accordance with
generally accepted accounting principles.

     "Net Proceeds" means, with respect to any Asset Sale, the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries in respect of such Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), net of all amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and net of any reserve for adjustment in respect of the sale price of such asset or assets required by generally accepted accounting principles.

     "9-1/8% Senior Notes" means the Company's 9-1/8% Senior
Notes Due 2003 having an aggregate principal amount outstanding not to exceed $100,000,000.

     "Obligations" means the principal of, premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities and all other obligations and liabilities of the Company whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of or in connection with this Indenture and the Securities or any other documents made, delivered or given in connection therewith, whether on account of principal, premium, if any, interest, reimbursement obligations, fees, indemnities, costs, expenses (including without limitation all fees and disbursements of counsel to the Trustee or the Holders for which the Company has become obligated pursuant to the terms of this Indenture) or otherwise.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company or any Guarantor.

     "Officers' Certificate" means a certificate signed by two Officers, one of which, in the case of an Officers' Certificate delivered pursuant to Section 4.16, shall be the
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principal executive, principal financial or principal
accounting officer of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Liens" means: (i) Liens for taxes or assessments and similar charges either (a) not delinquent or
(b) contested in good faith by appropriate proceedings and as to which the Company or the relevant Subsidiary shall have set aside on its books adequate reserves; (ii) Liens incurred or pledges and deposits in connection with worker's compensation, unemployment insurance and other social security benefits, leases, appeal bonds and other obligations of like nature, incurred by the Company or any Subsidiary in the ordinary course of business; (iii) Liens imposed by law such as mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred in good faith by the Company or any Subsidiary in the ordinary course of business; (iv) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the real property or minor irregularities of title incident thereto which do not in the aggregate materially impair the use of such property in the operation of the business of the Company or any Subsidiary; (v) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by the Company or any Subsidiary in the ordinary course of business; (vi) judgment Liens not giving rise to an Event of Default so long as appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been terminated or the period within which such proceedings may be initiated shall not have expired; (vii) Liens securing reimbursement obligations for commercial letters of credit that encumber goods, or documents of title covering goods, that are purchased in transactions for which such commercial letters of credit are issued; (viii) Liens arising from a non-recourse sale of accounts receivable; (ix) the Lien in effect on the date hereof created under that certain operating lease agreement, dated January 4, 1993, between General Electric Capital Corporation and the Company; and
(x) Liens arising pursuant to any order of attachment or
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similar legal process arising in connection with court
proceedings, provided that the execution or other enforcement thereof does not remain unstayed for a period of more than 30 days and the claims secured thereby are being contested in good faith by appropriate proceedings.

     "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the capital stock of any corporation, means capital stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of such corporation.

     "principal" of a Security means the principal of the Security plus the premium (if any) payable on the Security which is due or overdue or is to become due at the relevant time.

     "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to the Initial
Purchasers, in exchange for the Initial Securities held by the Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private
Exchange Securities.

     "Private Exchange Securities" means the 11% Senior
Subordinated Exchange Notes Due 2006 to be issued pursuant to this Indenture in connection with a Private Exchange effected pursuant to the Registration Rights Agreement.

     "Redeemable Capital Stock" means any class or series of capital stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the first anniversary of the final Stated Maturity of the Securities or is redeemable at the
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option of the holder thereof at any time prior to such
anniversary, or is convertible into or exchangeable for debt securities at any time prior to such anniversary.

     "Registered Exchange Offer" means an offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     "Registration Rights Agreement" means the Registration
Rights Agreement dated May 23, 1996 among the Company, the
Guarantors and the Initial Purchasers.

     "Revolving Credit Facility" means the Amended and Restated Credit Agreement, dated as of May 22, 1996, among the Company, the lenders who are or may become a party thereto, First Union Commercial Corporation as administrative agent and as collateral agent and First Union National Bank of North Carolina, as the issuing bank for letters of credit issued thereunder, as the same may be further amended, extended, replaced, modified or supplemented from time to time (including by the addition of Subsidiaries as borrowers thereunder) and any refinancing thereof (whether on a term loan or revolving loan basis).

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Initial Securities, the Exchange
Securities and the Private Exchange Securities, treated as a single class.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

     "Senior Debt" means: (A) with respect to the Company, the principal of and interest (including post-petition interest whether or not allowable as a claim) on,
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and all other amounts owing in respect of, (a) Indebtedness under the Revolving Credit Facility, and (b) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is not senior in right of payment to the Securities; and (B) with respect to any Guarantor, the principal of and interest (including post-petition interest whether or not allowable as a claim) on, and all other amounts owing in respect of, (a) the Revolving Credit Facility, and (b) any other Indebtedness permitted to be incurred by such Guarantor under the terms of this Indenture, unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is not senior in right of payment to the Guarantee of such Guarantor. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness that is represented by Redeemable Capital Stock, (ii) any liability for federal, state, local, or other taxes, (iii) any Indebtedness among or between the Company, any Subsidiary or any of their Affiliates, (iv) any trade payables and any Indebtedness incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any obligations in respect of any such Indebtedness,
(v) Indebtedness of a person that is subordinate or junior in any respect to any other Indebtedness of such person,
(vi) Indebtedness owed, due, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary (including without limitation amounts owed for compensation), (vii) Indebtedness of a person which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to such person, (viii) the Convertible Subordinated Debentures, which shall rank junior in right of payment to the Securities or (ix) any Indebtedness that is incurred in violation of this Indenture.

     "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Securities or Private Exchange
Securities, pursuant to the Registration Rights Agreement.

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     "Stated Maturity" means, with respect to any security,
the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

     "Subsidiary" means any person of which at least a majority of the capital stock having ordinary voting power for the election of directors or other governing body of such person is beneficially owned by the Company directly or through one or more Subsidiaries.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03.

     "Transfer Restricted Securities" means Definitive
Securities and Securities that bear or are required to bear the legend set forth in Section 2.06(d).

     "Trustee" means the party named as such in the caption of this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means any officer or authorized signatory of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Wholly Owned Subsidiary" means a Subsidiary all the capital stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.
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     SECTION 1.02  Other Definitions.
                   -----------------
Term                                              Defined in
- ----                                               Section
                                                  ----------
"Asset Sale"                                         4.08
"Authorized Agent"                                  10.07
"Bankruptcy Law"                                     6.01
"blockage period"                                   11.03
"Change of Control Offer"                            4.15
"Change of Control Payment Date"                     4.15
"Company Guarantee"                                 10.01
"covenant defeasance option"                         8.01
"Custodian"                                          6.01
"Definitive Securities"                              2.01
"Disinterested Directors"                            4.09
"Event of Default"                                   6.01
"Earned Amount"                                      4.06
"Funding Guarantor"                                 10.03
"Global Security"                                    2.01
"Guarantee"                                         10.01
"Guarantee blockage period"                         12.03
"Guarantor Payment"                                 12.02
"Guarantor Payment Default"                         12.03
"Guarantor Proceeding"                              12.02
"Guarantor Senior Nonmonetary Default"              12.03
"IAI"                                                2.01
"Incurrence Date"                                    4.05
"Judgment Currency"                                 10.09
"legal defeasance option"                            8.01
"Legal Holiday"                                     13.08
"Non-U.S. Guarantor"                                10.07
"Offer"                                              4.08
"Offer Amount"                                       4.08
"Offer Period"                                       4.08
"Paying Agent"                                       2.03
"Proceeding"                                        11.02
"Purchase Date"                                      4.08
"QIB"                                                2.01
"Refinancing Indebtedness"                           4.05
"Registrar"                                          2.03
"Regulation S"                                       2.01
"Restricted Payment"                                 4.06
"Rule 144A"                                          2.01
"Securities Payment"                                11.02

"Senior Nonmonetary Default"                        11.03
"Senior Payment Default"                            11.03
"Series B Preferred Stock"                           4.06
"Series C Preferred Stock"                           4.06
"Significant Subsidiary"                             4.13
"Trigger Date"                                       4.15

     SECTION 1.03  INCORPORATION BY REFERENCE OF TRUST
INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC.

               "indenture securities" means the Securities.

               "indenture security holder" means a
          Securityholder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04  RULES OF CONSTRUCTION.  Unless the
context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date of this Indenture;

               (3)  "or" is not exclusive;

               (4)  "including" means including, without
          limitation;

               (5) words in the singular include the plural and words in the plural include the singular;

               (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

               (7)  the principal amount of any noninterest
          bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the issuance of Indebtedness; and

               (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                           ARTICLE 2

                         The Securities
                         --------------
     SECTION 2.01 FORM AND DATING. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated by reference and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

  The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated May 23,
1996, among the Company, the Guarantors and the Initial
Purchasers (the "Purchase Agreement").

     (a) GLOBAL SECURITIES. Initial Securities offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one permanent global Security in definitive, fully registered form without interest coupons with the global Security legend and restricted Security legend set forth in Exhibit A hereto (the "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

     (b) BOOK-ENTRY PROVISIONS. This Section 2.01(b) shall apply only to the Global Security deposited with or on behalf of the Depository.

     The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one Global Security that (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instructions or held by the Trustee as custodian for the Depository.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to the Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstand-ing the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in the Global Security.

     (c) CERTIFICATED SECURITIES. Except as provided in this Section or Section 2.06 or 2.09, owners of beneficial interests in the Global Security will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are institutional "accredited investors" as described in Rule 501(a)(1), (2),
(3) or (7) under the Securities Act (each an "IAI") and who are not QIBs and did not purchase Initial Securities sold in reliance on Regulation S will receive certificated Initial Securities bearing the restricted securities legend set forth in Exhibit A hereto (such securities as held by an IAI are herein referred to as "Definitive Securities"); PROVIDED, HOWEVER, that upon transfer of such certificated Initial Securities to a QIB or in reliance on Regulation S such certificated Initial Securities will, unless the Global Security has previously been exchanged, be exchanged for an interest in the Global Security pursuant to the provisions of Section 2.06. Definitive Securities will bear the restricted securities legend set forth on Exhibit A unless removed in accordance with Section 2.06(d).

     SECTION 2.02  EXECUTION AND AUTHENTICATION.  Two
Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                    If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and deliver (1) Initial Securities for original issue in an aggregate principal amount of $125,000,000, and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000 except as provided in
Section 2.07.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate
Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03 REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

     SECTION 2.04 PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     SECTION 2.05 SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.06  TRANSFER AND EXCHANGE.
(a)  TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES.  When
Definitive Securities are presented to the Registrar or a co-registrar with a request:

               (x)  to register the transfer of such Definitive
          Securities; or

               (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial
Code are met; PROVIDED, HOWEVER, that the Definitive
Securities surrendered for transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing; and

               (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.06(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                         (A)  if such Definitive Securities are being
                    delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                         (B)  if such Definitive Securities are being
                    transferred to the Company a certification to that effect (in the form set forth on the reverse of the Security); or

                         (C)  if such Definitive Securities are being
                    transferred pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act: (i) a certificate to that effect (in the form set forth on the reverse of the Security), and (ii) if the Company or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.06(d)(i).

     (b)  RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY
FOR A BENEFICIAL INTEREST IN THE GLOBAL SECURITY.  A
Definitive Security may not be exchanged for a beneficial interest in the Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accom-panied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

               (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or to a non-U.S. person in accordance with Rule 904 under the Securities Act; and

               (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities repre-sented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accord-ingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers'

Certificate, a new Global Security in the appropriate principal amount.

     (c)  Transfer and Exchange of Global Securities.
                              ------------------------------------------
               (i)  The transfer and exchange of the Global
          Security or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor, if applicable.

               (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.09), the Global Security may not be trans-ferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (iii) In the event that the Global Security is exchanged for Securities in definitive form pursuant to
          Section 2.09, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.06 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (d)  LEGEND.
          ------
               (i)  Except as permitted by the following
          paragraphs (ii) and (iii) each Security certificate evidencing the Global Security and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

               "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
          EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

               THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

     When set forth on a Definitive Security, the legend will include the following additional words:

               "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

               (ii)  Upon any sale or transfer of a Transfer
          Restricted Security (including any Transfer Restricted
          Security represented by the Global Security) pursuant to Rule 144 under the Securities Act:

                         (A)  in the case of any Transfer Restricted
                    Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security;

                         (B)  in the case of any Transfer Restricted
                    Security that is represented by the Global
                    Security, the Registrar shall permit the Holder thereof to request the issuance of a certificated Security that does not bear the legend set forth above and rescind any restrictions on the transfer of such Transfer Restricted Security, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Registrar (such certification to be in the form set forth on the reverse of the Security).

               (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain
          Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the trans-feree of the Holder of such Initial Securities or Private Exchange Securities or upon receipt of direc-tions to transfer such Holder's interest in the Global Security, as applicable.

               (iv)  Upon the consummation of a Registered
          Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securi-ties and Exchange Securities in certificated form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

               (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain holders be issued in global form will still apply, and Private Exchange Securities in global form with the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

     (e) CANCELLATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in the Global Security have either been exchanged for certificated Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Security is exchanged for certificated Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made by the Trustee or the Securities Custodian to reflect such reduction on the books and records of the Securities Custodian for such Global Security with respect to such Global Security.

     (f)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND
EXCHANGES OF SECURITIES.

               (i) To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and the Global Security at the Registrar's or co-registrar's request.

               (ii) The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06.

               (iii) The Company shall not be required to make and the Registrar or co-registrar need not register transfers or exchanges of certificated or Definitive Securities selected for redemption (except, in the case of any Definitive Security to be redeemed in part, the portion thereof not to be redeemed), or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

               (iv)  Prior to the due presentation for
          registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     (g)  NO OBLIGATION OF THE TRUSTEE.
          ------------------
               (i) The Trustee shall have no responsibility or obligation to any beneficial owner or the Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in the Global Security) other than to required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company evidencing the same debt as the Security for which it is a replacement.

     SECTION 2.08 OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced
Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09 TEMPORARY SECURITIES AND CERTIFICATED SECURITIES. (a) Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

     (b) The Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.06 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

     (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Initial Securities of authorized denominations. Any portion of the Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.06(d), bear the restricted securities legend set forth in Exhibit A hereto.

     (d) Subject to the provisions of Section 2.09(c), the registered Holder of the Global Security may grant proxies and otherwise authorize any person, including agent members, participants and persons that may hold interests through agent members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (e) In the event of the occurrence of any of the events specified in Section 2.09(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

     SECTION 2.10. CANCELLATION. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver such cancelled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.12 CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                           ARTICLE 3

                           Redemption
                           ----------
     SECTION 3.01  NOTICES TO TRUSTEE.  If the Company
elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

     The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers'
Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

     SECTION 3.02 SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     SECTION 3.03  NOTICE OF REDEMPTION.  At least 30 days
but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

     The notice shall identify the Securities (including
CUSIP numbers) to be redeemed and shall state:

               (1)  the redemption date;

               (2)  the redemption price;

               (3)  the name and address of the Paying Agent;

               (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

               (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

               (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

               (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

               (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

     SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05 DEPOSIT OF REDEMPTION PRICE. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.06  SECURITIES REDEEMED IN PART.  Upon
surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                           ARTICLE 4

                           Covenants
                           ---------
     SECTION 4.01 PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in The Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the corporate trust office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

     SECTION 4.03 SEC REPORTS. The Company shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the

Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 4.04  TAXES.  The Company shall, and shall
cause each of the Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

     SECTION 4.05  LIMITATION ON ADDITIONAL INDEBTEDNESS.
(a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or directly or indirectly guarantee, or in any other manner become directly or indirectly liable with respect to or responsible for the payment of any Indebtedness, except for:

               (1)  Indebtedness of the Company under the
          Securities and this Indenture;

               (2)  Indebtedness of the Company at any time
          outstanding under the Revolving Credit Facility not to exceed $110 million outstanding at any one time;

               (3) Indebtedness of the Company evidenced by the Convertible Subordinated Debentures in an aggregate principal amount of not more than $69 million outstanding at any one time;

               (4) Indebtedness of the Company (guaranteed by the Subsidiaries on the same basis as the Securities) evidenced by the 9-1/8% Senior Notes in an aggregate principal amount not to exceed $100 million;

               (5) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or any of the Subsidiaries or in connection with judgments that do not constitute an Event of Default pursuant to
          Section 6.01(7);

               (6) guarantees of Indebtedness of Affiliates or Associates of the Company which exist as of the date hereof and guarantees of Indebtedness that is otherwise permitted by the terms hereof;

               (7) other Indebtedness with a principal amount of not more than $15 million outstanding at any one time;

               (8) Indebtedness of a Subsidiary to the Company, Indebtedness of the Company to a Subsidiary or Indebtedness of a Subsidiary to a Subsidiary;

               (9) additional Indebtedness of the Company and the Subsidiaries not outstanding as of the date hereof if the Consolidated EBITDA Coverage Ratio of the Company for its four full fiscal quarters immediately preceding the date such additional Indebtedness is created, incurred, assumed or guaranteed (the "Incurrence Date") determined on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness) as if such additional Indebtedness had been created, incurred, assumed or guaranteed and any related transactions or acquisitions had been consummated, at the beginning of such fourth quarter period, for any Incurrence Date occurring during the period set forth below, would have been at least 2.25 to 1.00; and

               (10)  Indebtedness of the Company and the
          Subsidiaries, all of the net proceeds, if any, of which (after reasonable fees, expenses and costs related to the incurrence of such Indebtedness) are applied entirely to repay or to refund outstanding Indebtedness permitted under clauses (1), (2), (3), (4) and (9) above and this clause (10) and any extensions or renewals of outstanding Indebtedness under clauses (2), and (9) and this clause (10) ("Refinancing Indebtedness"); PROVIDED, HOWEVER, that (A) the maximum principal amount of the Refinancing Indebtedness permitted under this paragraph (10) shall not exceed the maximum principal amount outstanding (or, in the case of clause (2) above, available) and accrued interest of the Indebtedness to be repaid, refunded or refinanced plus the amount of reasonable fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, (B) the maturity of any Refinancing Indebtedness of Indebtedness other than Senior Debt shall not be earlier than the maturity of the Indebtedness being so extended, renewed, refunded or refinanced, and (C) with respect to any Refinancing Indebtedness of Indebtedness other than Senior Debt, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Securities as the Indebtedness being so extended, renewed, refunded or refinanced. Notwithstanding anything in the foregoing to the contrary, the Company will not permit any Subsidiary to, directly or indirectly, create, incur, issue, assume or guarantee directly or indirectly any Indebtedness except for Indebtedness permitted by clauses (1) (2), (4), (5), (7), and (8), Indebtedness permitted by paragraph (9) to the extent incurred in connection with an acquisition and Refinancing Indebtedness of Indebtedness permitted by any of such clauses subject to clauses (A) through (C) of the proviso of this clause (10).

     (b) Notwithstanding anything in the provisions of paragraph (a) above to the contrary, the Company may permit any Subsidiary to create, incur or assume (i) Indebtedness incurred to purchase, or to finance the purchase of, fixed or capital assets including, without limitation, the deferred purchase price of fixed or capital assets; PROVIDED that such Indebtedness is secured only as permitted under
Section 4.10 hereof; and (ii) Indebtedness incurred in connection with Capital Lease Obligations; PROVIDED that such Indebtedness is secured only as permitted under Section
4.10 hereof.

     SECTION 4.06  LIMITATION ON RESTRICTED PAYMENTS.  (a)
The Company will not, and will not permit any of the

Subsidiaries to, directly or indirectly:

               (i)  declare or pay any dividend or make any
          distribution on account of the Company's or any of the Subsidiaries' capital stock or other Equity Interests (other than dividends or distributions payable in Equity Interests of the Company or the Subsidiaries and dividends or distributions payable to the Company or another Subsidiary);

               (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any of the Subsidiaries), except as permitted in clause (iv) of this paragraph (a) below;

               (iii) voluntarily prepay, purchase, redeem or otherwise acquire or retire for value any Indebtedness of the Company or any Subsidiary (other than Indebtedness of the Company or any Subsidiary to the Company or another Subsidiary) that is subordinated to the Securities prior to the scheduled maturity payments, scheduled sinking fund payments or similar mandatory requirements provided for pursuant to the terms of such Indebtedness other than as specifically permitted by the terms hereof or in connection with any refinancing thereof permitted by the terms hereof; or

               (iv) make any Investment in any Affiliate of the Company other than a Subsidiary or a person which will become a Subsidiary as a result of such Investment;

(all of the foregoing dividends, distributions, purchases, redemptions or other acquisitions, retirements, prepayments or Investments set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), if at the time of such Restricted Payment:

                         (1) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

                         (2)  the Company shall not be able to incur
                    at least $1.00 of additional Indebtedness pursuant to clause (9) of the Limitation on Additional Indebtedness provisions set forth in Section 4.05 hereof; or

                         (3)  such Restricted Payment, together with
                    the aggregate of all other Restricted Payments made after the date hereof, exceeds the sum of
                    (x) 50% of the amount of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately after the date of this Indenture to the end of the Company's most recently ended quarter at the time of such Restricted Payment (or, if Consolidated Net Income for such period is negative, 100% of such accumulated amount) plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the date of this Indenture of capital stock of the Company (other than (i) the Company's Series B Senior Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), (ii) Redeemable Capital Stock or Exchangeable Stock and (iii) capital stock issued or sold to a Subsidiary of the Company) or any Indebtedness or other security convertible into or exercisable for any such capital stock (other than Redeemable Capital Stock or Exchangeable Stock) that has been so converted or exercised (the sum of (x) and (y) hereinafter referred to as the "Earned Amount"); PROVIDED, HOWEVER, that if the amount of Investments made pursuant to clause (v) in paragraph (b) below exceeds $5 million, the Company may not, and may not permit any Subsidiary to, make any Restricted Payment (other than (i) dividends on the Company's Series B Preferred Stock and the Company's Series C Senior Cumulative Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), in an aggregate amount not to exceed $2.125 million in any fiscal year and (ii) other Restricted Payments in the discretion of the Company in an aggregate amount not to exceed $1 million in any fiscal year) unless the Earned Amount (less Restricted Payments made to such date) equals the amount of Investments made pursuant to clause (v) in paragraph (b) below in excess of $5 million. Notwithstanding the foregoing, the requirement that the Company be able to incur at least $1.00 of additional Indebtedness pursuant to clause (9) of Section
                    4.05 of this Indenture will not apply to the Company's ability to make Restricted Payments in the form of dividends on the Series B Preferred Stock and the Series C Preferred Stock.

     (b) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4.06 shall not prohibit the following (none of which will, unless otherwise indicated, be deemed Restricted Payments for purposes of reducing the amount that would be available for Restricted Payments under clause (3) of paragraph (a) above):

               (i)  the payment of cash dividends on the
          Company's Series B Preferred Stock and the Company's Series C Preferred Stock in an aggregate amount not to exceed $2.125 million in any fiscal year, PROVIDED, HOWEVER, that such express permission will terminate as of the end of the fiscal quarter during which the Earned Amount first equals $10 million;

               (ii) the payment of other Restricted Payments in the discretion of the Company in an aggregate amount not to exceed $1 million in any fiscal year, PROVIDED, HOWEVER, that such express permission will terminate as of the end of the fiscal quarter during which the Earned Amount first equals $10 million;

               (iii)  the retirement of any shares of the
          Company's capital stock in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of the Company's capital stock; PROVIDED that the retirement of any shares of capital stock out of the net cash proceeds of the substantially concurrent sale of other shares of the Company's capital stock pursuant to this clause (iii) shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) above;

               (iv)  repurchases and redemptions of the
          Convertible Subordinated Debentures required pursuant to or to be applied to the mandatory redemption provisions of the Convertible Subordinated Debentures as in effect on the date of this Indenture; PROVIDED that any such redemption or repurchase is consummated during the 12-month period immediately preceding the date on which the next such redemption or repurchase becomes mandatory; or

               (v) Investments in Affiliates in an aggregate amount up to $20 million.

     SECTION 4.07 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING COMPANY SUBSIDIARIES; LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES. The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its capital stock or any other interest or participation in, or measured by, its profits, owned by the Company or a Subsidiary of the Company or pay any Indebtedness owed to the Company or any Subsidiary of the Company, (ii) make loans or advances to the Company or any Subsidiary of the Company, or
(iii) transfer any of its property or assets to the Company or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) this Indenture and the Securities, (c) provisions restricting the assignability of contracts in the ordinary course of business, (d) customary lease provisions restricting subletting or assignment of any leasehold interest, (e) any instrument governing Indebtedness of a person acquired by the Company or any Subsidiary at the time of such acquisition (but not in connection with such acquisition), (f) any Indebtedness or other contractual obligation of the Company or any Subsidiary existing on the date hereof, or (g) with respect to item (e) and item (f), any amendment, modification, renewal, extension, replacement, refinancing or refunding thereof; PROVIDED, HOWEVER, that the restrictions contained in any such amendment, modification, renewal, extension, replacement, refinancing or refunding are not less favorable in any material respect to the holders of the Securities.

     The Company shall not permit any Subsidiary to issue, directly or indirectly, any Preferred Stock, other than to the Company or any other Subsidiary.

     SECTION 4.08 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company will not and will not permit any of the Subsidiaries to sell, lease, convey or otherwise dispose of in any transaction or related series of transactions any of its assets or property (including the stock of any Subsidiary) with a value of $3 million or greater, including by way of a sale-and-leaseback (an "Asset Sale") other than to the Company or a Subsidiary of the Company, except that:

               (1) the Company and the Subsidiaries may sell inventory and assets or property in the ordinary course of business;

               (2) the Company and the Subsidiaries may sell property or assets at not less than the fair market value thereof provided that:

                         (i)  in cases other than an Asset Sale of
                    discontinued operations of the Company classified as such on the date of this Indenture, at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; and

                        (ii) the Company shall apply 100% of the Net Proceeds from an Asset Sale to an offer to redeem the Securities, pursuant to the provisions hereof, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, or to repay Senior Debt or, if no Senior Debt is at the time outstanding, other Indebtedness that is not subordinate in right of payment to the Securities; and

               (3) the Company or the Subsidiaries may make dispositions of assets in order to comply with applicable law.

     (b) The Company shall have no obligation to make an offer to redeem the Securities or to repay Indebtedness pursuant to the foregoing clause (2)(ii) if, and to the extent that, the Company has a bona fide intent to reinvest the Net Proceeds from the Asset Sale in another asset or business in the same or similar line of business as the Company or the Subsidiaries existing on the date hereof and controlled by the Company or the Subsidiaries, and such intent to reinvest is evidenced by an Officers' Certificate of the Company, delivered to the Trustee, within 30 days of the occurrence of such Asset Sale and the Net Proceeds thereof are so reinvested within 270 days of the receipt thereof; PROVIDED, HOWEVER, that any such asset or business acquired with the Net Proceeds shall not be encumbered by Liens securing an amount of Indebtedness that exceeds the amount of Indebtedness secured by Liens on the asset or property that is the subject of the Asset Sale.
Notwithstanding anything contained in this Section 4.08 to the contrary, the Company and the Subsidiaries may make any Investment in any Affiliate of the Company, PROVIDED that such Investment complies with Section 4.06 hereof; and PROVIDED FURTHER that such Investment is first applied to reduce amounts available for Investment pursuant to clause
(v) of paragraph (b) of Section 4.06 hereof; and PROVIDED
FURTHER that any cash or Cash Equivalents received by the Company or any Subsidiary at the time an Investment in any Affiliate is made in exchange for such Investment shall be applied in the manner specified in this Section 4.08.

     (c) In the event of an Asset Sale that requires the purchase of Securities pursuant to this Section 4.08, the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at the purchase price set forth in Section 4.08(a) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.08(d).

     (d) (1) Promptly, and in any event within 90 days after the occurrence of an Asset Sale requiring the Company to offer to purchase Securities pursuant to the Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports),
(ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3) below.

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided in clause (1) above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.08(a). On such date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. The amount so deposited, at the option of, and pursuant to the specific written direction of, the Company, may be invested in Cash Equivalents the maturity date of which is not later than the Purchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

          (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Company receives not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the purchase price of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (e)  The Company shall comply, to the extent
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.09 LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the entering into of any agreement, contract, understanding, loan or guarantee) with or for the benefit of any Affiliate of the Company that is not a direct or indirect Wholly Owned Subsidiary of the Company except for
(i) transactions the terms of which are at least as favorable as the terms that could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties; PROVIDED that with respect to any such transaction or series of transactions involving aggregate payments in excess of $3 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or transactions (x) complies with this clause
(i) and (y) has received the approval of a majority of the directors of the Board of Directors of the Company that are not officers of the Company and otherwise have no interest in the transaction or transactions being approved (the "Disinterested Directors"), (ii) transactions the terms of which are not at least as favorable as the terms that could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties; PROVIDED that with respect to any such transaction or series of transactions involving aggregate payments in excess of $1 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or transactions has received the approval of a majority of the Disinterested Directors, (iii) transactions permitted by the provisions of
Section 4.06(b)(v) hereof and (iv) payments to employees or consultants for services rendered in the ordinary course of business.

     SECTION 4.10. LIMITATION ON LIENS. The Company will not, and will not permit any of the Subsidiaries to, create, incur or assume any Lien of any kind upon any of its property or assets, now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, without in any case effectively providing, concurrently with the creation, incurrence or assumption of such Lien, that (x) in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Securities, the Securities outstanding shall be secured by a Lien on such property, assets or proceeds that is senior in priority to, and for the same period of time as, such Lien and (y) in the case of any other Lien, the Securities outstanding shall be secured equally and ratably with (or prior to) and for the same period of time as the Indebtedness secured by such Lien; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to:

               (1)  any Lien existing on the date hereof securing
          Indebtedness and any Lien securing Senior Debt;

               (2) Liens on any property or asset acquired by the Company or a Subsidiary which are in existence on the date of acquisition of such property or are incurred in connection with such acquisition, including purchase money Liens and, in the case of a person which becomes a Subsidiary, Liens on its property or capital stock in existence on the date such person becomes a Subsidiary, PROVIDED that such Liens do not extend to, cover or include any other property or assets of the Company or the Subsidiaries other than the property or asset acquired;

               (3) Liens on any property or asset acquired by the Company or a Subsidiary in favor of the seller of such property or asset or construction mortgages on property created within six months after the acquisition, construction or improvement of such property by the Company or a Subsidiary to secure the purchase price or other obligations of the Company to the sellers of such property or asset or the construction cost or improvement cost of only such property in an amount up to the total cost of such property, construction or improvement; PROVIDED, HOWEVER, that in each case, such Lien does not extend to or cover or include any other property or assets of the Company or its Subsidiaries;

               (4) Liens to secure Indebtedness of a Subsidiary to the Company or to another Subsidiary;

               (5)  Permitted Liens;

               (6)  Liens other than those set forth above
          provided that the aggregate amount of Indebtedness secured by such other Liens shall not exceed $2 million at any one time; and

               (7) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing paragraphs (1) through (6); PROVIDED that any Lien so extended, renewed or replaced shall be no more restrictive in any material respect or extend to or cover or include any other property or assets of the Company and the Subsidiaries.

     SECTION 4.11 LIMITATION ON SENIOR SUBORDINATED DEBT. The Company will not (i) incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company pursuant to a written subordination agreement or by the express terms of such Indebtedness and senior in any respect in right of payment to the Securities; or (ii) permit any Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to its Senior Debt pursuant to a written subordination agreement or by the express terms of such Indebtedness and senior in right of payment to its Guarantee.

     SECTION 4.12 LIMITATION ON SUBSIDIARY GUARANTEES. (a) Notwithstanding anything to the contrary contained herein, for as long as any Guarantees are required to remain in effect pursuant to the terms of this Indenture, the Company will not permit any Subsidiary to guarantee any Indebtedness of the Company or any other Subsidiary other than Senior Debt without in each case causing such Subsidiary to execute and deliver the instruments required under Section 10.05(b) evidencing, concurrently with the creation of such guarantee, that (x) in the case of any Indebtedness that is subordinate in right of payment to the Securities, the Securities outstanding shall be guaranteed by such Subsidiary prior to such Indebtedness and (y) in the case of any other Indebtedness, the Company shall cause the Securities to be equally and ratably guaranteed by such Subsidiary, in each case, only to the extent the Securities have not already been guaranteed in a manner reasonably comparable to that specified in clauses (x) or (y), as the case may be.

     (b) The Company hereby covenants that no Subsidiary shall become obligated to guarantee any Indebtedness of the Company or any other Subsidiary for a 120-day period immediately following the termination of such Subsidiary's Guarantee obligation hereunder.

     SECTION 4.13 CORPORATE EXISTENCE. Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect
(a) its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) and (b) its rights (charter and statutory), licenses that are material to the businesses of the Company or any Significant Subsidiary and franchises. "Significant Subsidiary" means each Subsidiary which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Exchange Act.

     SECTION 4.14 LIMITATION ON LINES OF BUSINESS. The Company shall not, and shall not permit any of its Subsidiaries to, so long as any of the Securities are outstanding, engage, directly or indirectly, in any business other than those that are the same as or similar to lines of the Company's and the Subsidiaries' businesses existing on the date of this Indenture (including aviation and aviation-related businesses).

     SECTION 4.15 CHANGE OF CONTROL. (a) In the event that there is a Change of Control (the date of such Change of Control being the "Trigger Date"), the Company shall notify the Trustee in writing of such occurrence and shall promptly make an offer to purchase (the "Change of Control Offer"), on the Change of Control Payment Date (as hereinafter defined), all Securities then outstanding at a purchase price equal to 101% of the then outstanding principal amount thereof plus accrued and unpaid interest, if any, to and including the Change of Control Payment Date.

The "Change of Control Payment Date" shall be the last day of the fiscal quarter of the Company next following the Trigger Date or (i) if such day is not a Business Day, the next succeeding Business Day, or (ii) if such day would result in the Change of Control Offer not remaining open for a sufficient period of time to comply with applicable securities laws or rules of any securities exchange on which the Securities are then listed, the next succeeding Business Day on which consummation of such purchase may take place without violating such securities laws or rules.

     (b) At least five Business Days prior to the Company's mailing of a notice of a Change of Control Offer, the Company shall notify the Trustee of the Company's obligation to offer to repurchase all of the Securities. Prior to the Change of Control Payment Date, the Company covenants to
(i) repay in full all Indebtedness Obligations under the Revolving Credit Facility or (ii) obtain any requisite consents under the Revolving Credit Facility to permit the repurchase of the Securities contemplated by this
Section 4.15. Notice of a Change of Control Offer shall be mailed by the Company not less than 20 days before the Change of Control Payment Date (or such other period of time as is necessary for the Change of Control Offer to remain open for a sufficient period of time to comply with applicable securities laws or rules of any securities exchange on which the Securities are then listed) to the Holders of the Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.15, that Securities may be surrendered in whole or in part (in denominations of $1,000 and integral multiples thereof), and that all Securities will be accepted for payment;

               (2)  the purchase price and the Change of Control
          Payment Date;

               (3)  that any Securities not tendered will
          continue to accrue interest;

               (4) that any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment
          Date;

               (5) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company prior to the close of business on the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the Business Day three Business Days preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

               (7) the Holders whose Securities are purchased only in part will be issued Securities representing the unpurchased portion of the Securities surrendered;

               (8) the instructions that Holders must follow in order to tender their Securities; and

               (9)  the circumstances and relevant facts
          regarding such Change of Control (including but not limited to information with respect to pro forma historical and projected financial information after giving effect to such Change of Control, information regarding the persons acquiring control and such person's business plans going forward).

     On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered, and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to the Holder of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.

     SECTION 4.16. COMPLIANCE CERTIFICATE. (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate complying with TIA Section 314(a)(4) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Sections 4.01 and

4.04 through 4.15 hereof or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

     (c) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other instrument governing Indebtedness referred to in Section 6.01(6), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

     SECTION 4.17 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                           ARTICLE 5

                       Successor Company
                       -----------------
     SECTION 5.01 WHEN THE COMPANY OR ANY SUBSIDIARY MAY MERGE, etc. The Company will not and will not permit any Subsidiary to consolidate or merge with or into (whether or not the Company or such Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless:

               (1) either the Company or such Subsidiary or another Subsidiary is the surviving person or the entity or the person (if other than the Company or such Subsidiary or another Subsidiary) formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (2) the person (if other than the Company or such Subsidiary or another Subsidiary) formed by or surviving any such consolidation or merger or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of the obligations of the Company or such Subsidiary, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Securities and this Indenture;

               (3) immediately after such transaction no Default or Event of Default exists; and

               (4)  the Company (or, with respect to such a
          transaction involving the Company in which the Company does not survive, the surviving person) (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) except with respect to transactions between Subsidiaries, shall be permitted by virtue of its Consolidated EBITDA Coverage Ratio for the immediately preceding four fiscal quarters to incur at least $1.00 of additional Indebtedness pursuant to paragraph (9) of Section 4.05(a) hereof; PROVIDED, HOWEVER, that for purposes of this provision, the Consolidated EBITDA Coverage Ratio will be calculated after giving pro forma effect to such consolidation or merger, or such sale, assignment, transfer, lease, conveyance or other disposition, as if the same had occurred at the beginning of the applicable four-quarter period.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers'
Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The
Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

     Notwithstanding anything contained in this Section 5.01 to the contrary, any transaction involving the disposition of the assets or property of any Subsidiary which complies with the provisions of Section 4.08 hereof shall not be prohibited by this Section 5.01.

     SECTION 5.02 SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any Subsidiary, in accordance with
Section 5.01, the successor corporation formed by such consolidation or into or with which the Company or any Subsidiary is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary, as the case may be, under this Indenture and the Securities with the same effect as if such successor person has been named as the Company or such Subsidiary herein; PROVIDED, HOWEVER, that the predecessor Company in the case of a sale, lease, conveyance or other disposition of the Company shall not be released or discharged from the obligation to pay the principal of, premium, if any, or interest on the Securities.


                           ARTICLE 6

                     Defaults and Remedies
                     ---------------------
     SECTION 6.01 EVENTS OF DEFAULT. An "Event of Default" occurs if:

               (1) a default in the payment of interest on any Security when the same becomes due and payable occurs and the Default continues for a period of 30 days;

               (2) a default in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise occurs;

               (3) the Company or any Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture (other than a failure in the performance of an agreement, covenant or provision which is specifically dealt with elsewhere in this section) and the Default continues for the period and after the notice specified below;

               (4)  the Company fails to comply with the
          provisions of Section 5.01 hereof;

               (5)  the Company fails to comply with the
          provisions of Section 4.15 hereof and the Default continues for the period and after the notice specified below;

               (6) a default under (after giving effect to any applicable grace periods or any extension of any maturity date), or the acceleration of the maturity of any other Indebtedness, under any instrument governing any other Indebtedness of the Company or any Sub-sidiary, if the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $3 million in the aggregate;

               (7) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $3 million;

               (8) any Guarantee ceases to be in full force and effect (other than in accordance with Section 10.06) or a Guarantor or any person acting on behalf of a Guarantor shall deny or disaffirm such Guarantor's obligations under a Guarantee;

               (9) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (i)  commences a voluntary case,
                   (ii)  consents to the entry of an order for
                         relief against it in an involuntary
                         case,
                  (iii)  consents to the appointment of a
                         Custodian of it or for all or
                         substantially all of its property,

                  (iv)  makes a general assignment for the
                        benefit of its creditors, or
                   (v)  admits in writing its inability to
                        pay debts as the same become due; or

               (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (i) is for relief against the Company or any of its Subsidiaries in an involuntary case,
                  (ii)  appoints a Custodian of the Company or
                        any of its Subsidiaries or for all
                        or substantially all of their
                        property, or
                 (iii) orders the liquidation of the Company or any of its Subsidiaries,

          and the order or decree remains unstayed and in effect for 60 days;

     The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.
The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     Notwithstanding the foregoing, the voluntary liquidation, dissolution or bankruptcy of any Subsidiary listed in Schedule II hereto shall not constitute an Event of Default hereunder so long as the aggregate total assets of all such Subsidiaries so liquidated or dissolved or as to which a voluntary bankruptcy proceeding has been commenced (in each case determined as of the time of such liquidation, dissolution or bankruptcy) shall not exceed $10,000,000.

     A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. A Default under clause
(5) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee of the Default and the Company does not cure the Default within 10 days after receipt of the notice. Any such notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     SECTION 6.02 ACCELERATION. If an Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Securities by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (9) or (10) of
Section 6.01 occurs, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

     SECTION 6.03  OTHER REMEDIES.  If an Event of Default
occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 6.04  WAIVER OF PAST DEFAULTS.  Holders of a
majority in principal amount of the then outstanding
Securities by notice to the Trustee may waive an existing
Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on any Security held by a non-consenting Holder or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 6.05 CONTROL BY MAJORITY. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders, or that may involve the Trustee in personal liability.

     SECTION 6.06  LIMITATION ON SUITS.  A Securityholder
may pursue a remedy with respect to this Indenture or the Securities only if:

               (1)  the Holder gives to the Trustee written
          notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3)  such Holder or Holders offer and, if
          requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity;
          and

               (5) during such 60 day period the Holders of a majority in principal amount of the then outstanding
          Securities do not give the Trustee a direction consistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 6.07  RIGHTS IF HOLDERS TO RECEIVE PAYMENT.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08 COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the

Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a prior claim on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article, it shall, pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Securityholders.

     SECTION 6.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

     SECTION 6.12 WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                           ARTICLE 7

                            Trustee
                            -------
     SECTION 7.01 DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b)  Except during the continuance of an Event of
Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee;

          and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and
(c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02 RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The
Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     SECTION 7.03  INDIVIDUAL RIGHTS OF TRUSTEE.  The
Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04 TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.05 NOTIVE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder and to the Company notice of the Default within 90 days after it occurs.
Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

     SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a), if required by such
Section 313(a); PROVIDED that the first such report shall be mailed prior to July 15, 1996. The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The
Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07  COMPENSATION AND INDEMNITY.  The

Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee or any predecessor Trustee against any and all loss, liability or reasonable expense (including attorneys' fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a claim prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

     The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(9) or (10) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08 REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

               (1)  the Trustee fails to comply with Section
          7.10;

               (2)  the Trustee is adjudged bankrupt or
          insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring
Trustee), the Company shall promptly appoint a successor
Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor
Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09  SUCCESSOR TRUSTEE BY MERGER.  If the
Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor
Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA
Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                           ARTICLE 8

                 Discharge of Indenture; Defeasance
                 ----------------------------------
     SECTION 8.01 DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or
(ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b)  Subject to Sections 8.01(c), 8.02 and 8.06, the
Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.03, 4.05 through 4.15 and the operation of Section 6.01(3) (with respect to Sections 4.03 and 4.05 through 4.13 only), 6.01(5) and Articles 11 and 12 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default by the Company specified in 6.01(3) (insofar as it relates to compliance with Sections 4.03 and 4.05 through 4.13 only) or 6.01(5).

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06,
2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until
the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

     SECTION 8.02  CONDITIONS TO DEFEASANCE.  The Company
may exercise its legal defeasance option or its covenant defeasance option only if:

               (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

               (2)  the Company delivers to the Trustee a
          certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal, premium (if any) and interest when due on all the Securities to maturity or redemption, as the case may be;

               (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in
          Section 6.01(9) or (10) with respect to the Company occurs which is continuing at the end of the period;

               (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

               (5) the deposit does not constitute a default under any other agreement binding on the Company;

               (6)  the Company delivers to the Trustee an
          Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

               (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since July 1, 1993 there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

               (8)  in the case of the covenant defeasance
          option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

               (9)  the Company delivers to the Trustee an
          Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
          Article 8 have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

     SECTION 8.03 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

     SECTION 8.04  REPAYMENT TO COMPANY.  The Trustee and
the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

     SECTION 8.05  INDEMNITY FOR GOVERNMENT OBLIGATIONS.
The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government
Obligations.

     SECTION 8.06 REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                           ARTICLE 9

                           Amendments
                           ----------
     SECTION 9.01  WITHOUT CONSENT OF HOLDERS.  The
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
Company, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

               (1) to cure any ambiguity, omission, defect or inconsistency;

               (2)  to comply with Article 5;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

               (4)  to add guarantees with respect to the
          Securities;

               (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

               (6) to reflect the release of any Guarantor from its Guarantee, or the addition of any Subsidiary of the Company as a Guarantor, in the manner provided by this Indenture;

               (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

               (8) to make any change that does not adversely affect the rights of any Securityholder.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02  WITH CONSENT OF HOLDERS.  The
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
Company, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment;

               (2) reduce the rate of or extend the time for payment of interest on any Security;

               (3)  reduce the principal of or extend the Stated
          Maturity of any Security;

               (4)  reduce the premium payable upon the
          redemption of any Security or change the time at which any Security may be redeemed in accordance with Article
          3;

               (5) make any Security payable at a place or in a currency other than that stated in the Security;

               (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

               (7) make any change in Section 4.15 in a manner adversely affecting any Holder; or

               (8)  modify any subordination provisions of
          Article 11 or Article 12 of this Indenture in a manner adversely affecting any Holder.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
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
     SECTION 9.03  COMPLIANCE WITH TRUST INDENTURE ACT.
Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05  NOTATION ON OR EXCHANGE OF SECURITIES.
If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 9.06  TRUSTEE TO SIGN AMENDMENTS.  The
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
Trustee shall sign any amendment authorized pursuant to this
Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.
If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     SECTION 9.07 PAYMENT FOR CONSENT. Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                           ARTICLE 10

                           Guarantees
                           ----------
     SECTION 10.01 UNCONDITIONAL GUARANTEES. (a) For value received, (i) the Guarantors, jointly and severally, hereby fully, unconditionally and absolutely guarantee (the "Guarantees") to the Holders and to the Trustee the complete and punctual payment and performance by the Company of the Obligations, and further agree to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Guarantees, and (ii) the Company hereby fully, unconditionally and absolutely guarantees (the "Company Guarantee") to the Holders and to the Trustee the obligations of the Guarantors described in clause (i).

     (b) Failing payment or performance when due of any Obligation guaranteed pursuant to the Guarantees, for whatever reason, each Guarantor will be obligated to pay or
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
perform the same immediately. Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Securities, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce the Guarantees without first proceeding against the Company.

     (c) Failing payment or performance of the Guarantees, for whatever reason, the Company will be obligated to pay, or to perform or cause the performance of, the same immediately. The Company hereby agrees that its obligations under the Company Guarantee shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, the Guarantees, the Company Guarantee or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provision hereof or thereof, the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Company.


     (d) The obligations of each Guarantor and the Company under this Article 10 shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the
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
obligations and liabilities of the Company or any Guarantor contained in the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court,
(iii) the assertion or exercise by the Company, any Guarantor or the Trustee of any rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Securities, including all or any part of the rights of the Company or any Guarantor under this Indenture, (v) the extension of the time for payment by the Company or any Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Securities or this Indenture or of this time for performance by the Company or any Guarantor of any other obligations under or arising out of any such terms and provisions or the extension of the renewal of any thereof,
(vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any Guarantor set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the Guarantors or any of their respective assets, or the disaffirmance of the Securities, the Guarantees, the Company Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Company or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Securities, the Guarantees, the Company Guarantee or this Indenture or (x) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

     (e) The Guarantors and the Company each hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or a Guarantor, and
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
all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees or the Company Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees or the Company Guarantee without notice to them and (iii) covenants that its Guarantee or the Company Guarantee, as the case may be, will not be discharged except by complete performance of the Guarantees or the Company Guarantee, as the case may be. Each Guarantor and the Company further agrees that if at any time all or any part of any payment theretofore applied by any person to any Guarantee or the Company Guarantee is, or must be, rescinded or returned for any reasons whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any Guarantor, such Guarantee or the Company Guarantee, as the case may be, shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees or the Company Guarantee, as the case may be, shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

     (f) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture, PROVIDED, HOWEVER, that no Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Securities and the Guarantees shall have been paid in full or discharged.

     SECTION 10.02 LIMITATION OF GUARANTOR'S LIABILITY. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to
Section 10.03, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law.

     SECTION 10.03  CONTRIBUTION.  In order to provide for
just and equitable contribution among the Guarantors, the Guarantors agree, INTER SE, that, in the event any payment or distribution is made by any Guarantor (a "Funding
Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other
Guarantor in a pro rata amount based on the Adjusted Net
Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to its Guarantee.

     SECTION 10.04  EXECUTION AND DELIVERY OF GUARANTEES.
To further evidence the Guarantees and the Company Guarantee set forth in Section 10.01, each Guarantor and the Company hereby agree that for as long as any Guarantee or the Company Guarantee is required to remain in effect, a notation relating to the Guarantees and the Company Guarantee substantially in the form of Exhibit B shall be included on the reverse of each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of the Company on its behalf and as attorney-in-fact on behalf of each Guarantor.

     Each of the Guarantors and the Company hereby agrees that its Guarantee and the Company Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to include on each Security a notation relating to such Guarantee and the Company
Guarantee.

     If an Officer of a Guarantor or the Company whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security, or the Company Guarantee, as the case may be, shall be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee and the Company Guarantee set forth in this Indenture on behalf of the Guarantor and the Company.

     SECTION 10.05  ADDITION OF GUARANTORS.  (a)  For as
long as any Guarantees are required to remain in effect pursuant to the terms of this Indenture, promptly but in no event later than 15 days following the acquisition or creation of any Wholly Owned Subsidiary after the date of this Indenture, the Company shall cause such Subsidiary to execute and deliver a supplemental indenture evidencing its provision of a Guarantee in accordance with clause (b) below.

     (b) Any person that was not a Guarantor on the date of the Indenture may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions (including the representations and warranties) of this Indenture as a Guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

     SECTION 10.06  RELEASE OF GUARANTEE.  (a)
Notwithstanding anything to the contrary contained in this
Article 10, in the event that (i) any Guarantor shall no longer be obligated to guarantee any Indebtedness under the Revolving Credit Facility; and (ii) no Default or Event of
Default shall have occurred and be continuing, then, following compliance with the next following sentence, such Guarantor shall be released from its obligations under this Indenture and the Guarantee of such Guarantor and the Company Guarantee with respect to such Guarantee each shall be of no further force or effect. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that the terms of this
Section 10.06(a) have been satisfied with respect to any
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
Guarantor, the Trustee shall execute any documents reasonably required and reasonably acceptable in form and substance to the Trustee to evidence the release of such Guarantor from the obligations of its Guarantee hereunder and the release of the Company from its obligations under the Company Guarantee with respect to such Guarantee.

     (b) Concurrently with any sale or other disposition (other than to the Company or any Subsidiary of the Company) by way of merger, consolidation or otherwise of all or substantially all the assets of a Guarantor or all the capital stock of a Guarantor permitted by and in accordance with the terms of this Indenture, such Guarantor (in the event of such a sale or other disposition of all the capital stock of such Guarantor) or the corporation acquiring the property (in the event of such a sale or other disposition, by way of a merger, consolidation or otherwise, of all or substantially all the assets of such Guarantor) shall be released and relieved of the obligations under its Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required and reasonably acceptable in form and substance to the Trustee to evidence the release of such Guarantor from the obligations under its Guarantee.

     SECTION 10.07 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. Each Guarantor that is not organized under the laws of the United States (including the States and the District of Columbia) (each a "Non-U.S. Guarantor") hereby appoints the Company as the authorized agent thereof (the "Authorized Agent") upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Securities which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in The Borough of Manhattan, The City of New York, by the Holder of any Security, and each Non-U.S. Guarantor hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Holders from time to time of the Securities, to the nonexclusive jurisdiction of any such court in
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
respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor's acceptance of such appointment, shall have occurred. Each Non-U.S. Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effect service of process upon any such Non-U.S. Guarantor. Notwithstanding the foregoing, any action against any Non-U.S. Guarantor arising out of or based on any Security may also be instituted by the Holder of such Security in any court in the jurisdiction of organization of such Non-U.S. Guarantor, and such Non-U.S. Guarantor expressly accepts the jurisdiction of any such court in any such action. The Company shall require the Authorized Agent to agree in writing to irrevocably accept the foregoing appointment as agent for service of process and to confirm that it will accept, and will forward as promptly as practicable to the Company in accordance with Section 13.02, all service of process referred to in the first sentence of this Section 10.07.

     SECTION 10.08 WAIVER OF IMMUNITY. To the extent that any Non-U.S. Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Securities, such Non-U.S. Guarantor, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.
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
     SECTION 10.09 JUDGMENT CURRENCY. Each Non-U.S. Guarantor agrees to indemnify the Trustee and each Holder against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of each Non-U.S. Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.


                           ARTICLE 11

                   Subordination of Securities
                   ---------------------------
     SECTION 11.01  SECURITIES SUBORDINATE TO SENIOR DEBT.

     The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner herein-after set forth in this Article (subject to the provisions of Article 8), the payment of the principal of and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company.

     SECTION 11.02  PAYMENT OVER OF PROCEEDS UPON
DISSOLUTION, Etc.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in
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
connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt of the Company will be first entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt of the Company, or provision shall be made for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, on account of principal of (or premium, if any) or interest on or other obligations in respect of the Securities or on account of any purchase or other acquisition of Securities by the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Securities Payment"), and to that end the holders of Senior Debt of the Company shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.

     In the event that, notwithstanding the foregoing provisions of this Section, the Trustee receives payment or distribution of assets of the Company of any kind or character, before all the Senior Debt of the Company is paid in full in cash or Cash Equivalents, then and in such event, subject to Section 11.04, such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt of the Company remaining unpaid, to the extent necessary to pay the Senior Debt of the Company in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company.

     For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt of the Company, to at least the same extent as the Securities are so subordinated as provided in this Article; PROVIDED that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Debt of the Company not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (2) the rights of the holders of such Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another person upon the terms and conditions set forth in Article 5 shall not be deemed a Proceeding for the purposes of this
Section if the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

     SECTION 11.03  NO PAYMENT WHEN SENIOR DEBT IN
DEFAULT.

     In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then the Company may not make any Securities Payment unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Designated Senior Debt shall have been paid in full, or provision shall have been made for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Designated Senior Debt. "Senior Payment Default" means any default in the
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payments of principal of (or premium, if any) or interest on any Designated Senior Debt of the Company when due, whether at the maturity thereof or by declaration or acceleration, call for redemption or otherwise.

     In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the representatives of holders of the Designated Senior Debt to which such default relates, the Company may not make any Securities Payment (other than payments previously made pursuant to Article 8) for a period (the "blockage period") commencing on the date the Company and Trustee receive such written notice and ending on the earlier of (i) the 179th day after the date of such receipt of such written notice and (ii) the date, if any, on which the Designated Senior Debt to which such default relates is discharged or such default is waived or otherwise cured. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Designated Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period unless such default has been cured or waived for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Designated Senior Debt is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it should otherwise become due and payable, other than a Senior Payment Default.

     In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this
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Section, then and in such event, subject to Section 11.04,
such Securities Payment shall be paid over and delivered forthwith to the holders of the Senior Debt of the Company remaining unpaid, to the extent necessary to pay in full all the Senior Debt of the Company.

     The provisions of this Section shall not apply to any Securities Payment with respect to which Section 11.02 would be applicable.

     SECTION 11.04  PAYMENT PERMITTED IF NO DEFAULT.

     Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 11.02 or under the conditions described in Section 11.03, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Securities Payment would have been prohibited by the provisions of this Article.

     SECTION 11.05  SUBROGATION TO RIGHTS OF HOLDERS OF
SENIOR DEBT

     Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt of the Company, or the provision for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of the Company, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company, if any, which by its express terms is subordinated to Indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt of the Company and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior
Debt) to the rights of the holders of such Senior Debt of the Company to receive payments and distributions of cash, property and securities applicable to the Senior Debt of the Company until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions
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to the holders of the Senior Debt of the Company of any
cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt of the Company by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt of the Company.

     SECTION 11.06.  PROVISIONS SOLELY TO DEFINE RELATIVE
RIGHTS.

     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt of the Company on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or
(b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt of the Company to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

     SECTION 11.07  TRUSTEE TO EFFECTUATE SUBORDINATION.

     Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all
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such purposes.

     SECTION 11.08  NO WAIVER OF SUBORDINATION PROVISIONS.

     No right of any present or future holder of any Senior Debt of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, increase or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

     SECTION 11.09  NOTICE TO TRUSTEE.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which could prohibit the making of
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any payment to or by the Trustee in respect of the
Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt of the Company or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist, PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may became payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

     Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt of the Company (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt of the Company (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article, the Trustee may request each person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     SECTION 11.10.  RELIANCE ON JUDICIAL ORDER OR
CERTIFICATE OF LIQUIDATING AGENT.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to
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PAGE> 95
the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 11.11  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF
SENIOR DEBT.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 11 and no implied covenants or obligations with respect to holders of Senior Debt of the Company shall be read into this Indenture against the Trustee.

     SECTION 11.12  RIGHTS OF TRUSTEE AS HOLDER OF SENIOR
DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of Senior Debt of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of,
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or payments to, the Trustee under or pursuant to Section
7.07.

     SECTION 11.13  ARTICLE APPLICABLE TO PAYING AGENTS.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 11.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     SECTION 11.14  DEFEASANCE OF THIS ARTICLE 11.

     The subordination of the Securities provided by this
Article is expressly made subject to the provisions for defeasance or covenant defeasance in Article 8 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article 11.


                           ARTICLE 12

                   Subordination of Guarantees
                   ---------------------------
     SECTION 12.01  GUARANTEES SUBORDINATE TO SENIOR DEBT OF
GUARANTORS.

     Each Guarantor covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereafter set forth in this Article (subject to the provisions of Article 8), the payment of the principal of (and premium, if any) and interest on the Securities as guaranteed by each Guarantor pursuant to its Guarantee are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt of
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Guarantor.

     SECTION 12.02  PAYMENT OVER OF PROCEEDS UPON
DISSOLUTION, Etc.

     In the event of (a) any insolvency or bankrupt case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to a Guarantor or to its creditors, as such, or to its asset, or (b) any liquidation, dissolution or other winding up of a Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or
(c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of a Guarantor, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Guarantor Proceeding") the holders of Senior Debt of such Guarantor will be first entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt of such Guarantor, or provision shall be made for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to holders of such Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, on account of the Guarantee of such Guarantor (all such payments and distributions herein referred to, individually and collectively, as a "Guarantor Payment"), and to that end the holders of Senior Debt of such Guarantor shall be entitled to receive, for application to the payment thereof, any Guarantor Payment which may be payable or deliverable in respect of such Guarantee in any such Guarantor Proceeding.

     In the event that, notwithstanding the foregoing provisions of this Section, the Trustee shall have received any Guarantor Payment before all Senior Debt of such Subsidiary Guarantor is paid in full or payment thereof provided for in cash or Cash Equivalents, then and in such event, subject to Section 12.04, such Guarantor Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of such Guarantor for application to the payment of all Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay the Senior Debt of
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such Guarantor in full in cash or Cash Equivalents, after
giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of such Guarantor.

     For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of a Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt of such Guarantor to substantially the same extent as the Securities are so subordinated as provided in this Article; PROVIDED that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Debt of such Guarantor not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (2) the rights of the holders of such Senior Debt of such Guarantor are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of a Guarantor with, or the merger of a Guarantor into, another person or the liquidation or dissolution of a Guarantor following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another person upon the terms and conditions set forth in Article 5 shall not be deemed a Guarantor Proceeding for the purposes of this
Section if the person formed by such consolidation or into which such Guarantor is merged or the person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.

     SECTION 12.03  NO PAYMENT WHEN SENIOR DEBT OF A
GUARANTOR IN DEFAULT.

     In the event that any Guarantor Payment Default with respect to a Guarantor shall have occurred and be continuing, then no Guarantor Payment by such Guarantor shall be made unless and until such Guarantor Payment
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
Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Designated Senior Debt of such Guarantor shall have been paid in full, or provision shall have been made for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of such Designated Senior Debt. "Guarantor Payment Default" means any default in the payment of principal of (or premium, if any) or interest on any Designated Senior Debt of such Guarantor when due, whether at the maturity thereof or by declaration of acceleration, call for redemption or otherwise.

     In the event that any Guarantor Senior Nonmonetary Default (as defined below) with respect to a Guarantor shall have occurred and be continuing, then, upon the receipt by such Guarantor and the Trustee of written notice of such Guarantor Senior Nonmonetary Default from the representatives of holders of the Designated Senior Debt of such Guarantor to which such default relates, no Guarantor Payment (other than payments previously made pursuant to Article Eight by such Guarantor shall be made for a period (the "Guarantee blockage period") commencing on the date of such receipt of such written notice and ending on the earlier of (i) the 179th day after the date of such receipt of such written notice and (ii) the date, if any, on which the Designated Senior Debt of such Guarantor to which such default relates is discharged or such default is waived or otherwise cured. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. For all purposes of this paragraph, no Guarantor Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Guarantee blockage period with respect to the Designated Senior Debt of such Guarantor initiating such Guarantee blockage period will be, or can be, made the basis for the commencement of a subsequent Guarantee blockage period unless such default has been cured or waived for a period of not less than 90 consecutive days. "Guarantor Senior Nonmonetary Default" means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Designated Senior Debt of such Guarantor is outstanding,
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
permitting (after notice or lapse of time or both) one or more holders of such Senior Debt of such Guarantor (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt of such Guarantor due and payable prior to the date on which it would otherwise become due and payable, other than a Guarantor Senior Payment Default.

     In the event that, notwithstanding the foregoing, a Guarantor shall make any Guarantor Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event, subject to Section 12.04, such Guarantor Payment shall be paid over and delivered forthwith to the holders of the Senior Debt of such Guarantor remaining unpaid, to the extent necessary to pay in full all Senior Debt of such Guarantor.

     The provisions of this Section shall not apply to any Guarantor Payment with respect to which Section 12.02 would be applicable.

     SECTION 12.04  PAYMENT PERMITTED IF NO DEFAULT.

     Nothing contained in this Article or elsewhere in this Indenture or in any Guarantee shall prevent (a) any Guarantor at any time except during the pendency of any Guarantor Proceeding referred to in Section 12.02 or under the conditions described in Section 12.03, from making any Guarantor Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Guarantor Payments or the retention of such Guarantor Payments by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Guarantor Payment would have been prohibited by the provisions of this Article.

     SECTION 12.05  SUBROGATION TO RIGHTS OF HOLDERS OF
SENIOR DEBT OF A GUARANTOR.

     Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt of a Guarantor, or the provision for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of such Guarantor, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Indebtedness of such Guarantor, if any, which by its express terms is subordinated to Indebtedness
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of such Guarantor to substantially the same extent as the
Securities are subordinated to the Senior Debt of such Guarantor and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt of the Guarantor) to the rights of the holders of such Senior Debt of a Guarantor to receive payments and distributions of cash, property and securities applicable to the Senior Debt of such Guarantor until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of such Guarantor of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt of such Guarantor by holders of the Securities or the Trustee, shall, as among the Guarantors, their creditors other than holders of Senior Debt of the Guarantors and the holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt of such Guarantor.

     SECTION 12.06  PROVISIONS SOLELY TO DEFINE RELATIVE
RIGHTS.

     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt of each Guarantor on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Guarantors, their creditors other than holders of Senior Debt of the Guarantors and the Holders of the Securities, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against any Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of Senior Debt of such Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior
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
Debt of a Guarantor to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

     SECTION 12.07  TRUSTEE TO EFFECTUATE SUBORDINATION.

     Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     SECTION 12.08  NO WAIVER OF SUBORDINATION PROVISIONS.

     No right of any present or future holder of any Senior Debt of any Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt of such Guarantor, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt of such Guarantor, or otherwise amend or supplement in any manner Senior Debt of such Guarantor or any instrument evidencing the same or any agreement under which Senior Debt of such Guarantor is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt of such Guarantor; (iii) release any person liable in any manner for
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the collection of Senior Debt of such Guarantor; and (iv)
exercise or refrain from exercising any rights against such Guarantor and any other person.

     SECTION 12.09  NOTICE TO TRUSTEE.

      Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company, a Guarantor or a holder of Senior Debt of a Guarantor or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

     Subject to the provision of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt of a Guarantor (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt of such Guarantor (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to
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the amount of Senior Debt of such Guarantor held by such
person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     SECTION 12.10.  RELIANCE ON JUDICIAL ORDER OR
CERTIFICATE OF LIQUIDATING AGENT.

     Upon any payment or distribution of assets of the Guarantors referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt of a Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 12.11  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF
SENIOR DEBT OF THE GUARANTORS.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of any Guarantor and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to any Guarantor or to any other person cash, property or securities to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 12 and no implied covenants or obligations with respect to holders of Senior Debt of any Guarantor shall be read into this Indenture against the Trustee.

     SECTION 12.12  RIGHTS OF TRUSTEE AS HOLDER OF SENIOR
DEBT OF THE GUARANTORS; PRESERVATION OF TRUSTEE'S RIGHTS.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt of any Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Debt of such Guarantor, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     SECTION 12.13  ARTICLE APPLICABLE TO PAYING AGENTS.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that
Section 12.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     SECTION 12.13  DEFEASANCE OF THIS ARTICLE 12.

     The subordination of the Guarantees provided by this
Article is expressly made subject to the provision for defeasance or covenant defeasance in Article 8 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Guarantees then outstanding shall thereupon cease to be subordinated pursuant to this Article 12.

                           ARTICLE 13

                          Miscellaneous
                          -------------
     SECTION 13.01  TRUST INDENTURE ACT CONTROLS.  If any
provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 13.02  NOTICES.  Any notice or communication
shall be in writing and delivered in person or mailed by first class mail addressed as follows:

          if to the Company or any Guarantor:

                    UNC Incorporated
                    175 Admiral Cochrane Drive
                    Annapolis, Maryland 21401-7394

                    Attention:  Treasurer

          if to the Trustee:

                    The Bank of New York
                    101 Barclay Street
                    Floor 21 West
                    New York, New York 10286

                    Attention:  Corporate Trust -
                                Trustee Administration

     The Company, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA
Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 13.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or any Guarantor shall furnish to the Trustee:

               (1)  an Officers' Certificate in form and
          substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 13.05  STATEMENTS REQUIRED IN CERTIFICATE OR
OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1)  a statement that the person making such
          certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

     SECTION 13.06 WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 13.07 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 13.08 LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the principal office of the Trustee. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 13.09 GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 13.10.  NO RECOURSE AGAINST OTHERS.  A
director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 13.11  SUCCESSORS.  All agreements of the
Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.12  MULTIPLE ORIGINALS.  The parties may
sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 13.13  TABLE OF CONTENTS; HEADINGS.  The table
of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

UNC INCORPORATED                     THE BANK OF NEW YORK,
                                     as Trustee



By____________________               By____________________
  Name:                                Name:
  Title:                               Title:

UNC HOLDINGS INC.               UNC/LEAR SERVICES, INC.

By____________________          By____________________
  Name:                           Name:
  Title:                          Title:


UNC ALL FAB, INC.               UNC METCALF SERVICING, INC.

By____________________          By____________________
  Name:                           Name:
  Title:                          Title:


UNC JOHNSON TECHNOLOGY, INC.    UNC ARTEX, INC.

By____________________          By____________________
  Name:                           Name:
  Title:                          Title:


UNC CAMCO INCORPORATED          UNC TEXAS CAMCO INCORPORATED

By____________________          By____________________
  Name:                           Name:
  Title:                          Title:


UNC ARDCO INCORPORATED          UNC ENGINE & ENGINE PARTS,
                                 INC.

By____________________          By____________________
  Name:                           Name:
  Title:                          Title:


UNC ACCESSORY OVERHAUL          UNC AVIATION SERVICES, INC.
  GROUP, INC.

By____________________          By____________________
  Name:                           Name:
  Title:                          Title:

UNC TRI-INDUSTRIES, INC.        UNC AIRWORK CORPORATION

By____________________          By____________________
  Name:                           Name:
  Title:                          Title:


UNC PACIFIC AIRMOTIVE           UNC PARTS COMPANY
  CORPORATION, INC.

By____________________          By____________________
  Name:                           Name:
  Title:                          Title:


UNC/CFC ACQUISITION CO.

By____________________
  Name:
  Title:

       113                                        Schedule I


                           GUARANTORS



UNC Holdings, Inc.
UNC/Lear Services, Inc.
UNC All Fab, Inc.
UNC Metalf Servicing, Inc.
UNC Johnson Technology, Inc.
UNC Artex, Inc.
UNC CAMCO Incorporated
UNC Texas CAMCO Incorporated
UNC ARDCO Incorporated
UNC Engine & Engine Parts, Inc.
UNC Accessory Overhaul Group, Inc.
UNC Aviation Services, Inc.
UNC Tri-Industries, Inc.
UNC Airwork Corporation
UNC Pacific Airmotive Corporation, Inc.
UNC Parts Company
UNC/CFC Acquisition Co.

                                                 Schedule II


                      DISCONTINUED OPERATIONS



UNC International, Inc.
United Nuclear Corporation
UNC Recovery Corporation
UNC Nuclear Industries, Inc.
ASW Liquidating, Inc.
CDI Dissolution Corp.
Burnside-Ott Aviation Training Center, Inc.
Reclamation, Inc.
UNC Air Capital, Inc.

                                                  EXHIBIT A


                [FORM OF FACE OF INITIAL SECURITY]

                  [Global Securities Legend]


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR
TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND
TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE
RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE
REVERSE HEREOF.

             [Restricted Securities Legend]

               "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND UNDER APPLICABLE STATE SECURITIES LAWS, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
          EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

               THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT
          OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED,

          RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

          ["IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                       UNC INCORPORATED

No.                                         $
                                            CUSIP: 903070AE0

             11% Senior Subordinated Note Due 2006

     UNC Incorporated, a Delaware corporation, promises to
pay to                        or registered assigns, the
principal sum of                                   Dollars
on June 1, 2006.

     Interest Payment Dates:  June 1 and December 1.

     Record Dates:  May 15 and November 15.

     Additional provisions of this Security are set forth on the other side of this Security.

                                        UNC INCORPORATED,

                                        by

[Seal]
                                        ____________________
                                        Title:

                                        ____________________
                                        Title:

Dated:  May 30, 1996

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK

  as Trustee, certifies
  that this is one of the
  Securities referred to
  in the Indenture.

  by
          ____________________
          Authorized Signatory

             [FORM OF REVERSE SIDE OF SECURITY]

                     UNC INCORPORATED

          11% Senior Subordinated Note Due 2006


1.  Interest
    --------
     UNC Incorporated, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of 11-1/2% per annum from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

     The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 30, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment
    -----------------
     The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of the Definitive Securities by check payable in such money. It may mail an interest check to a Holder's registered address. Principal and interest payments in respect of the Securities represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.


3.  Paying Agent and Registrar
    --------------------------
     Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture
    ---------
     The Company issued the Securities under an Indenture dated as of May 30, 1996 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are unsecured senior subordinated obligations of the Company limited to $125,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on, among other things, the issuance of Indebtedness by the Company, the issuance of Indebtedness and Preferred Stock by the Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Company's capital stock and subordinated obligations, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and the Subsidiaries to restrict distributions and dividends from Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Securities in the event of a Change of Control.


5.  Optional Redemption
    -------------------
     The Securities may not be redeemed prior to June 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

     If redeemed during the 12-month period beginning June
1,

        Year                         Percentage
        ----                         ----------
        2001                          105.500%
        2002                          103.667%
        2003                          101.833%
        2004 and thereafter           100.000%


6.  Notice of Redemption
    --------------------
     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Subordination
    -------------
     The Indebtedness evidenced by the Securities is, to the extent set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.


8.  Put Provisions
    --------------
    Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.


9.  Guarantees
    ----------
     Payment and performance of the Obligations of the Company in connection with the Indenture and the Securities are fully, unconditionally and absolutely guaranteed, jointly and severally, by the Guarantors on a senior subordinated basis in accordance with the terms of Article
Ten of the Indenture. A Guarantor may be released from its obligations under the Guarantee if certain conditions described in the Indenture are satisfied.


10.  Denominations; Transfer; Exchange
     ---------------------------------
     The Securities are in registered form without coupons in denominations of $1,000 (or, in the case of Securities sold to institutional "accredited investors" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act in a transaction intended to be exempt from registration under the Securities Act, minimum denominations of $500,000) and whole multiples of $1,000. A Holder may transfer or exchange securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


11.  Persons Deemed Owners
     ---------------------
     The registered holder of this Security may be treated as the owner of it for all purposes. Owners of a beneficial interest in the Global Security will not be considered the owners or Holders of any Security. So long as the Depository, or its nominee, is the Holder of the Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner and Holder of the Securities represented by the Global Securities for all purposes under the Indenture and this Security.


12.  Unclaimed Money
     ---------------
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


13.  Defeasance
     ----------
     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the

Securities to redemption or maturity, as the case may be.


14.  Amendment, Waiver
     -----------------
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to add guarantees with respect to the Securities, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to comply with the Act, or to add additional covenants or surrender Company rights, or to reflect the release of any Guarantor from its Guarantee to the extent permitted by the Indenture, or to make any change that does not adversely affect the rights of any Securityholder.


15.  Defaults and Remedies
     ---------------------
     Under the Indenture, Events of Default include
(i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption, upon declaration or otherwise; (iii) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Subsidiary if the amount accelerated (or so unpaid) exceeds $3,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company or, in general, any Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $3,000,000; and (vii) except in accordance with the terms of the Indenture, any Guarantee no longer being in full force and effect or the disaffirmation of any Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.


16.  Trustee Dealings with the Company
     ---------------------------------
     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


17.  No Recourse Against Others
     --------------------------
     A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or the Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------
     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


19.  Abbreviations
     -------------
     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


20.  CUSIP Numbers
     -------------
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


21.  Holders' Compliance with Registration Rights Agreement
     ------------------------------------------------------
     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


22.  Governing Law
     -------------
     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED

IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT
WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS
OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF
ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.



     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:


                                        UNC Incorporated
                                        175 Admiral Cochrane Drive
                                        Annapolis, Maryland  21401-7394

                                        Attention: Treasurer

                 FORM OF NOTATION ON SECURITY RELATING
                  TO GUARANTEES AND COMPANY GUARANTEE

     Each Guarantor (which term includes any successor person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the complete and punctual payment and performance by the Company of the Obligations in connection with the Indenture and the Securities, and further agree to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Guarantees. The Indebtedness evidenced by the Guarantees is, to the extent set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Guarantors, and the Guarantees are issued subject to such provisions.

     The Company (which term includes any successor person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the obligations of the Guarantors pursuant to the Guarantees set forth in Article 10 of the Indenture.

     Pursuant to the Indenture, the Guarantees and the Company Guarantee remain in effect only for as long the Guarantors' Guarantees of certain other indebtedness of the Company and the Subsidiaries remain in effect. The obligations of the Guarantors and the Company to the Holders of Securities and to the Trustee pursuant to the Guarantees, the Company Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.


UNC INCORPORATED                        ______________________
                                        Attorney-in-Fact
                                        As Attorney in Fact for
                                        each Guarantor named in
By________________                      the Indenture
Title:

                            ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)

          And irrevocably appoint                       agent to
          transfer this Security on the books of the Company.
          The agent may substitute another to act for him.

Date: __________           Your Signature: _______________



________________________________________________________
Sign exactly as your name appears on the other side of this Security.



Signature Guarantee:  ____________________________________
                     (Signature must be guaranteed by an
                     "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

       CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
    REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

__ has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

__ has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

The undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:
          (1)       -         acquired for the undersigned's own account,
                              without Transfer (in satisfaction of Section
                              2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of
                              the Indenture); or

          (2)       -         transferred to the Company; or

          (3)       -         transferred pursuant to and in compliance
                              with Rule 144A under the Securities Act of 1933, as amended; or

          (4)       -         transferred pursuant to and in compliance
                              with Regulation S under the Securities Act of 1933, as amended; or

          (5)       -         transferred pursuant to and in compliance
                              with Rule 144 under the Securities Act of 1933, as amended; or

          (6)       -         transferred pursuant to an effective
                              registration statement under the Securities
                              Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box
(4), (5) or (7) is checked, the Company or the Trustee may require evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend on the face of this Security.

                              ____________________
                              Signature

Signature Guarantee: ___________________________
                    (Signature must be guaranteed by an "eligible guarantor institution", that is, a bank, stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                      OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 or 4.15 of the Indenture, check the box:

            ______


     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 or 4.15 of the Indenture, state the amount: $__________



Date:____________   Your Signature:____________________
                    (Sign exactly as your name appears on the other side of the Security)



Signature Guarantee:______________________________________
                    (Signature must be guaranteed by an "eligible guarantor institution", that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

              [TO BE ATTACHED TO GLOBAL SECURITIES]

      SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global
Security have been made:


Date of Exchange

Amount of decrease in Principal Amount of this Global
Security

Amount of increase in Principal Amount of this Global
Security

Principal Amount of this Global Security following such decrease or increase

Signature of authorized signatory of Trustee or Securities
Custodian

                                                  EXHIBIT B
          [FORM OF FACE OF EXCHANGE SECURITY AND
              PRIVATE EXCHANGE SECURITY]
*
**
                   UNC INCORPORATED
No.                                               $
                                                  CUSIP:

           11% Senior Subordinated Note Due 2006

     UNC Incorporated, a Delaware corporation, promises to
pay to                        or registered assigns, the
principal sum of                                   Dollars
on June 1, 2006.

          Interest Payment Dates:  June 1 and December 1.

          Record Dates:  May 15 and November 15.

     Additional provisions of this Security are set forth on the other side of this Security.

                                        UNC INCORPORATED,

                                          by
[Seal]
                                          ____________________________
                                          Title:

                                          ____________________________
                                                              Title

     * If the Security is to be issued in global form add the Global Securities Legend from Exhibit A and the attachment to Exhibit A captioned "[TO BE ATTACHED TO GLOBAL
SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL
SECURITY".

     ** If the Security is a Private Exchange Security issued in a Private Exchange to the Initial Purchasers holding an unsold portion of its initial allotment, add the restricted securities legend from Exhibit A and include the "Certificate to be Delivered upon Exchange or Registration of Transfer of Restricted Securities" from Exhibit A.

Dated:

TRUSTEE'S CERTIFICATE OF
          AUTHENTICATION

THE BANK OF NEW YORK

  as Trustee, certifies
  that this is one of the
  Securities referred to
  in the Indenture.

  by
          ____________________
          Authorized Signatory

          [FORM OF REVERSE SIDE OF SECURITY]

                 UNC INCORPORATED

       11% Senior Subordinated Note Due 2006


1.  Interest
    --------
     UNC Incorporated, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, interest will accrue on this Security at a rate of 11-1/2% per annum from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

     The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 30, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment
    -----------------
     The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of the Definitive Securities by check payable in such money. It may mail an interest check to a Holder's registered address. Principal and interest payments in respect of the Securities represented by a Global Security will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.


3.  Paying Agent and Registrar
    --------------------------
     Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture
    ---------
     The Company issued the Securities under an Indenture dated as of May 30, 1996 ("Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

     The Securities are unsecured senior subordinated obligations of the Company limited to $125,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on, among other things, the issuance of Indebtedness by the Company, the issuance of Indebtedness and Preferred Stock by the Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Company's capital stock and subordinated obligations, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and the Subsidiaries to restrict distributions and dividends from Subsidiaries and requires the Company, under certain circumstances, to offer to purchase Securities in the event of a Change of Control.


5.  Optional Redemption
    -------------------
     The Securities may not be redeemed prior to June 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

     If redeemed during the 12-month period beginning June
1,

          Year                                    Percentage
          ----                                    ----------
          2001                                    105.500%
          2002                                    103.667%
          2003                                    101.833%
          2004 and thereafter                     100.000%


6.  Notice of Redemption
    --------------------
     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Subordination
    -------------
     The Indebtedness evidenced by the Securities is, to the extent set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.


8.  Put Provisions
    --------------
     Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.


9.  Guarantees
    ----------
     Payment and performance of the Obligations of the Company in connection with the Indenture and the Securities are fully, unconditionally and absolutely guaranteed, jointly and severally, by the Guarantors on a senior subordinated basis in accordance with the terms of Article
Ten of the Indenture. A Guarantor may be released from its obligations under the Guarantee if certain conditions described in the Indenture are satisfied.


10.  Denominations; Transfer; Exchange
     ---------------------------------
     The Securities are in registered form without coupons in denominations of $1,000 (or, in the case of Securities sold to institutional "accredited investors" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act in a transaction intended to be exempt from registration under the Securities Act, minimum denominations of $500,000) and whole multiples of $1,000. A Holder may transfer or exchange securities in accordance with the Indenture. The

Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


11.  Persons Deemed Owners
     ---------------------
     The registered holder of this Security may be treated as the owner of it for all purposes. Owners of a beneficial interest in the Global Security will not be considered the owners or Holders of any Security. So long as the Depository, or its nominee, is the Holder of the Global Security, the Depository or such nominee, as the case may be, will be considered the sole owners and Holder of the Securities represented by the Global Securities for all purposes under the Indenture and this Security.


12.  Unclaimed Money
     ---------------
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


13.  Defeasance
     ----------
     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver
     _________________
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to add guarantees with respect to the Securities, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to comply with the Act, or to add additional covenants or surrender Company rights, or to reflect the release of any Guarantor from its Guarantee to the extent permitted by the Indenture, or to make any change that does not adversely affect the rights of any Securityholder.


15.  Defaults and Remedies
     ---------------------
     Under the Indenture, Events of Default include
(i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption, upon declaration or otherwise; (iii) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Subsidiary if the amount accelerated (or so unpaid) exceeds $3,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company or, in general, any Subsidiary; (vi) certain judgments or decrees for the payment of money in excess of $3,000,000; and (vii) except in accordance with the terms of the Indenture, any Guarantee no longer being in full force and effect or the disaffirmation of any Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the

Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.


16.  Trustee Dealings with the Company
     ---------------------------------
     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.


17.  No Recourse Against Others
     --------------------------
     A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or the Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


18.  Authentication
     --------------
     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


19.  Abbreviations
     -------------
      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


20.  CUSIP Numbers
     -------------
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


21.  Holders' Compliance with Registration Rights Agreement
     ------------------------------------------------------
     Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


22.  Governing Law
     -------------
     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT
WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS
OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF

ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.



     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:


                              UNC Incorporated
                              175 Admiral Cochrane Drive
                              Annapolis, Maryland  21401-7394

                              Attention: Treasurer

          FORM OF NOTATION ON SECURITY RELATING
          TO GUARANTEES AND COMPANY GUARANTEE

     Each Guarantor (which term includes any successor person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the complete and punctual payment and performance by the Company of the Obligations in connection with the Indenture and the Securities, and further agree to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Trustee or the Holders in enforcing their rights under the Guarantees. The Indebtedness evidenced by the Guarantees is, to the extent set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Guarantors, and the Guarantees are issued subject to such provisions.

     The Company (which term includes any successor person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the obligations of the Guarantors pursuant to the Guarantees set forth in Article 10 of the Indenture.

     Pursuant to the Indenture, the Guarantees and the Company Guarantee remain in effect only for as long the Guarantors' Guarantees of certain other indebtedness of the Company and the Subsidiaries remain in effect. The obligations of the Guarantors and the Company to the Holders of Securities and to the Trustee pursuant to the Guarantees, the Company Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.


UNC INCORPORATED                        ____________________
                                        Attorney-in-Fact
                                        As Attorney in Fact for
                                        each Guarantor named in
By______________                        the Indenture
Title:

                        ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)

And irrevocably appoint                       agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: __________             Your Signature: _______________



Sign exactly as your name appears on the other side of this Security.



Signature Guarantee: _________________________________
                    (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                   OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 or 4.15 of the Indenture, check the box: _____

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 or 4.15 of the Indenture, state the amount: $__________



Date:____________   Your Signature:_____________________
                    (Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:  _____________________________________
                    (Signature must be guaranteed by an "eligible guarantor institution", that is, a bank, stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                        UNC INCORPORATED

             11% Senior Subordinated Notes Due 2006


                           INDENTURE


                    Dated as of May 30, 1996




                      THE BANK OF NEW YORK,
                             Trustee

CROSS-REFERENCE TABLE
          TIA
Indenture
          Section                                     Section
          -------                                     -------
          310 (a) (1)                                 7.10
              (a) (2)                                 7.10
              (a) (3)                                 N.A.
              (a) (4)                                 N.A.
              (b)                                     7.08; 7.10
              (c)                                     N.A.
          311 (a)                                     7.11
              (b)                                     7.11
              (c)                                     N.A.
          312 (a)                                     2.05
              (b)                                    13.03
              (c)                                    13.03
          313 (a)                                     7.06
              (b) (1)                                 N.A.
              (b) (2)                                 7.06
              (c)                                    13.02
              (d)                                     7.06
          314 (a)                                     4.03; 4.16;
                                                     13.02
              (b)                                     N.A.
              (c) (1)                                13.04
              (c) (2)                                13.04
              (c) (3)                                 N.A.
              (d)                                     N.A.
              (e)                                    13.05
              (f)                                     N.A.
          315 (a)                                     7.01
              (b)                                     7.05; 13.02
              (c)                                     7.01
              (d)                                     7.01
              (e)                                     6.11
          316 (a) (last sentence)                    13.06
              (a) (1) (A)                             6.05
              (a) (1) (B)                             6.04
              (a) (2)                                 N.A.
              (b)                                     6.07
          317 (a) (1)                                 6.08
              (a) (2)                                 6.09
              (b)                                     2.04
          318 (a)                                    13.01

N.A. means Not Applicable

Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                            TABLE OF CONTENTS
                            -----------------
                                                            Page

                               ARTICLE 1
               Definitions and Incorporation by Reference

SECTION 1.01.  Definitions                                    1
SECTION 1.02.  Other Definitions                             13
SECTION 1.03.  Incorporation by Reference of Trust
               Indenture Act                                 14
SECTION 1.04.  Rules of Construction                         15

                              ARTICLE 2
                           The Securities

SECTION 2.01.  Form and Dating                               16
SECTION 2.02.  Execution and Authentication                  17
SECTION 2.03.  Registrar and Paying Agent                    18
SECTION 2.04.  Paying Agent To Hold Money in Trust           19
SECTION 2.05.  Securityholder Lists                          19
SECTION 2.06.  Transfer and Exchange                         19
SECTION 2.07.  Replacement Securities                        26
SECTION 2.08.  Outstanding Securities                        26
SECTION 2.09.  Temporary Securities and Certificated
               Securities                                    27
SECTION 2.10.  Cancellation                                  28
SECTION 2.11.  Defaulted Interest                            28
SECTION 2.12.  CUSIP Numbers                                 28

                              ARTICLE 3
                              Redemption

SECTION 3.01.  Notices to Trustee                            29
SECTION 3.02.  Selection of Securities to be Redeemed        29
SECTION 3.03.  Notice of Redemption                          30
SECTION 3.04.  Effect of Notice of Redemption                30
SECTION 3.05.  Deposit of Redemption Price                   31
SECTION 3.06.  Securities Redeemed in Part                   31

                              ARTICLE 4
                              Covenants

SECTION 4.01.  Payment of Securities                         31
SECTION 4.02.  Maintenance of Office or Agency               31

SECTION 4.03.  SEC Reports                                   32
SECTION 4.04.  Taxes                                         32
SECTION 4.05.  Limitation on Additional Indebtedness         32
SECTION 4.06.  Limitation on Restricted Payments             35
SECTION 4.07. Limitation on Dividends and Other Payment Restrictions Affecting Company
               Subsidiaries; Limitation on Preferred
               Stock of Subsidiaries                         37
SECTION 4.08.  Limitation on Sales of Assets and
               Subsidiary Stock                              38
SECTION 4.09.  Limitation on Transactions with
               Affiliates                                    41
SECTION 4.10.  Limitation on Liens                           42
SECTION 4.11.  Limitation on Senior Subordinated Debt        43
SECTION 4.12.  Limitation on Subsidiary Guarantees           44
SECTION 4.13.  Corporate Existence                           44
SECTION 4.14.  Limitation on Lines of Business               44
SECTION 4.15.  Change of Control                             45
SECTION 4.16.  Compliance Certificate                        47
SECTION 4.17.  Further Instruments and Acts                  48

ARTICLE 5
Successor Company

SECTION 5.01.  When the Company or any Subsidiary May
               Merge, etc.                                   48
SECTION 5.02.  Successor Corporation Substituted             49

                              ARTICLE 6
                       Defaults and Remedies

SECTION 6.01.  Events of Default                             50
SECTION 6.02.  Acceleration                                  52
SECTION 6.03.  Other Remedies                                52
SECTION 6.04.  Waiver of Past Defaults                       52
SECTION 6.05.  Control by Majority                           53
SECTION 6.06.  Limitation on Suits                           53
SECTION 6.07.  Rights of Holders to Receive Payment          54
SECTION 6.08.  Collection Suit by Trustee                    54
SECTION 6.09.  Trustee May File Proofs of Claim              54
SECTION 6.10.  Priorities                                    55
SECTION 6.11.  Undertaking for Costs                         55
SECTION 6.12.  Waiver of Stay or Extension Laws              55

                              ARTICLE 7
                               Trustee

SECTION 7.01.  Duties of Trustee                             56
SECTION 7.02.  Rights of Trustee                             57
SECTION 7.03.  Individual Rights of Trustee                  58
SECTION 7.04.  Trustee's Disclaimer                          58
SECTION 7.05.  Notice of Defaults                            58
SECTION 7.06.  Reports by Trustee to Holders                 58
SECTION 7.07.  Compensation and Indemnity                    58
SECTION 7.08.  Replacement of Trustee                        59
SECTION 7.09.  Successor Trustee by Merger                   60
SECTION 7.10.  Eligibility; Disqualification                 61
SECTION 7.11.  Preferential Collection of Claims
               Against Company                               61

                              ARTICLE 8
                Discharge of Indenture; Defeasance
SECTION 8.01.  Discharge of Liability on Securities;
               Defeasance                                    61
SECTION 8.02.  Conditions to Defeasance                      62
SECTION 8.03.  Application of Trust Money                    63
SECTION 8.04.  Repayment to Company                          64
SECTION 8.05.  Indemnity for Government Obligations          64
SECTION 8.06.  Reinstatement                                 64

                              ARTICLE 9
                              Amendments
SECTION 9.01.  Without Consent of Holders                    64
SECTION 9.02.  With Consent of Holders                       65
SECTION 9.03.  Compliance with Trust Indenture Act           66
SECTION 9.04.  Revocation and Effect of Consents and
               Waivers                                       66
SECTION 9.05.  Notation on or Exchange of Securities         67
SECTION 9.06.  Trustee to Sign Amendments                    67
SECTION 9.07.  Payment for Consent                           67

                              ARTICLE 10
                              Guarantees

SECTION 10.01.  Unconditional Guarantees                     68
SECTION 10.02.  Limitation of Guarantor's Liability          70
SECTION 10.03.  Contribution                                 71
SECTION 10.04.  Execution and Delivery of Guarantees         71
SECTION 10.05.  Addition of Guarantors                       71

SECTION 10.06.  Release of Guarantee                         72
SECTION 10.07.  Consent to Jurisdiction and Service
                of Process                                   73
SECTION 10.08.  Waiver of Immunity                           74
SECTION 10.09.  Judgment Currency                            74

                              ARTICLE 11
                      Subordination of Securities

SECTION 11.01.  Securities Subordinate to Senior Debt        74
SECTION 11.02.  Payment Over of Proceeds Upon
                Dissolution, Etc.                            75
SECTION 11.03.  No Payment When Senior Debt in Default       76
SECTION 11.04.  Payment Permitted If No Default              78
SECTION 11.05.  Subrogation to Rights of Holders of
                Senior Debt                                  78
SECTION 11.06.  Provisions Solely to Define Relative
                Rights                                       78
SECTION 11.07.  Trustee to Effectuate Subordination          79
SECTION 11.08.  No Waiver of Subordination Provisions        79
SECTION 11.09.  Notice to Trustee                            80
SECTION 11.10.  Reliance on Judicial Order or Certificate
                of Liquidating Agent                         81
SECTION 11.11.  Trustee Not Fiduciary for Holders of
                Senior Debt                                  81
SECTION 11.12.  Rights of Trustee as Holder of Senior
                Debt; Preservation of Trustee's Rights       81
SECTION 11.13.  Article Applicable to Paying Agents          82
SECTION 11.14.  Defeasance of this Article 11                82

                              ARTICLE 12
                     Subordination of Guarantees

SECTION 12.01.  Guarantees Subordinate to Senior Debt of
                Guarantors                                   82
SECTION 12.02.  Payment Over of Proceeds Upon
                Dissolution, Etc.                            83
SECTION 12.03.  No Payment When Senior Debt of a
                Guarantor in Default                         84
SECTION 12.04.  Payment Permitted If No Default              86
SECTION 12.05.  Subrogation to Rights of Holders of
                Senior Debt of a Guarantor                   86
SECTION 12.06.  Provisions Solely to Define Relative
                Rights                                       87
SECTION 12.07.  Trustee to Effectuate Subordination          87

SECTION 12.08.  No Waiver of Subordination Provisions        87
SECTION 12.09.  Notice to Trustee                            88
SECTION 12.10.  Reliance on Judicial Order or
                Certificate of Liquidating Agent             89
SECTION 12.11.  Trustee Not Fiduciary for Holders of
                Senior Debt of the Guarantors                89
SECTION 12.12.  Rights of Trustee as Holder of Senior
                Debt of the Guarantors; Preservation of
                Trustee's Rights                             90
SECTION 12.13.  Article Applicable to Paying Agents          90
SECTION 12.14.  Defeasance of this Article 12                90

                              ARTICLE 13
                            Miscellaneous

SECTION 13.01.  Trust Indenture Act Controls                 90
SECTION 13.02.  Notices                                      91
SECTION 13.03.  Communication by Holders with Other
                Holders                                      91
SECTION 13.04.  Certificate and Opinion as to Conditions
                Precedent                                    91
SECTION 13.05.  Statements Required in Certificate or
                Opinion                                      92
SECTION 13.06.  When Securities Disregarded                  92
SECTION 13.07.  Rules by Trustee, Paying Agent and
                Registrar                                    92
SECTION 13.08.  Legal Holidays                               93
SECTION 13.09.  Governing Law                                93
SECTION 13.10.  No Recourse Against Others                   93
SECTION 13.11.  Successors                                   93
SECTION 13.12.  Multiple Originals                           93
SECTION 13.13.  Table of Contents; Headings                  93

_______________

Schedule I   Guarantors
Schedule II  Discontinued Operations

Exhibit A    Form of Initial Security
Exhibit B    Form of Exchange Security